Exhibit 10.2

OFFICE LEASE
For the Premises at
The Warfield Office Tower

982-988 Market Street, Suite 700
San Francisco, California
between
MARLIN COVE, INC.,
and
SF PROSPERITY 1, LLC,
as tenants in common
and
ZENDESK, INC.

TABLE OF CONTENTS

SPECIAL LEASE TERMS .................................................................................1
BASIC LEASE TERMS ......................................................................................5

1.	Premises ....................................................................................................5

2.	Term ..........................................................................................................7

3.	Rent ...........................................................................................................7

4.	Additional Rent.........................................................................................7

5.	Permitted Use............................................................................................9

6.	Compliance With Laws ..........................................................................10

7.	Option to Extend .....................................................................................12

8.	Utilities and Services ...............................................................................14

9.	Improvements and Alterations; Liens; Improvement Allowance .......14

10.	Insurance; Waiver of Subrogation....................................................... 17

11.	Damage or Destruction ..........................................................................18

12.	Security Deposit ......................................................................................19

13.	Assignments and Subletting ..................................................................20

14.	Rules ........................................................................................................22

15.	Control of Appearance, Signs, and Advertising Media ......................24

16.	Repairs and Maintenance ......................................................................24

17.	Property Protection ................................................................................25

18.	Environmental Compliance ...................................................................25

19.	Landlord’s Access to Premises ...............................................................27

20.	Indemnity .................................................................................................27

21.	Abandonment ..........................................................................................29

22.	Conveyance by Landlord .......................................................................29

23.	Condemnation......................................................................................... 29

24.	Default; Remedies ...................................................................................30

25.	Subordination and Estoppel Certificates ..............................................32

26.	Holding Over and Surrender .................................................................33

27.	Commissions ............................................................................................34

28.	Notices ......................................................................................................34

29.	No Third Party Beneficiaries .................................................................34

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30.	Force Majeure .........................................................................................35

31.	No Merger ................................................................................................35

32.	Signage .....................................................................................................35

33.	Prohibited Persons and Transactions ....................................................35

34.	General ....................................................................................................35

SIGNATURES..................................................................................................................39

EXHIBIT A	-- Premises

EXHIBIT B	-- Disability Access Obligations under San Francisco Administrative Code Chapter 38

EXHIBIT C	-- Rules and Regulations

ATTACHMENT A	-- Exclusions from “operating expenses”

ATTACHMENT B --	Form of Estoppel Certificate
ATTACHMENT C -- Form of Subordination, Non-Disturbance and Attornment Agreement
ATTACHMENT D -- Declaration Of Restrictions And Amendment To Condominium Plan

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OFFICE LEASE
This Office Lease (this “Lease”) is made as of the 22 day of June, 2018 (the “Effective Date”), in San Francisco, California by and between Marlin Cove, Inc., a California corporation and SF Prosperity 1, LLC, a California limited liability company, as tenants-in-common (collectively, “Landlord”), and the person named below as “Tenant”. Under the terms, covenants, and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the real property described below as the Premises. This Lease consists of the Special Lease Terms, Basic Lease Terms, and any Exhibits.
SPECIAL LEASE TERMS

A.	Landlord:	Marlin Cove, Inc., a California corporation, and SF Prosperity 1, LLC, a California limited liability company, as tenants-in-common, or such other party to whom this Lease is assigned.
B.	Landlord Address:
c/o Group I
500 Sansome Street, Suite 750
San Francisco, CA 94111
Attention: Property Manager
Email: yvonney@groupi.com

With a copy to:

Thompson, Welch, Soroko & Gilbert LLP
450 Pacific Avenue, Suite 200
San Francisco, CA 94133
Attention: Charles M. Thompson, Esq.
Email: cthompson@twsglaw.com

C.	Tenant:	Zendesk, Inc., a Delaware corporation.
D.	Tenant Address:
Prior to the Commencement Date, Tenant’s address shall be:
1019 Market Street
San Francisco, California
Attn: Legal Department
Email: legal@zendesk.com
After the Commencement Date, Tenant’s address shall be at the Premises, Attn: Legal Department, Email: legal@zendesk.com.
With a copy to:

SHARTIS FRIESE LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: Jonathan M. Kennedy, Esq.

E.	Premises:
The property commonly known as the entire Seventh Floor of 982-988 Market Street, San Francisco, California, deemed to be approximately 5,402 rentable square feet (“RSF”), as shown on EXHIBIT A. The Building in which the Premises are located is referred to in this Lease as the “Building”. The foregoing RSF of the Premises are calculated in accordance with the modified Building Owners and Managers Association (“BOMA”) Standard for the measurement of commercial office space (ANSI/BOMA Z65.1 2010). Neither Landlord nor Tenant shall have the right to re-measure the Premises during the Lease Term.

F.	Commencement Date:	The date of the mutual execution and delivery of this Lease, subject to the delivery of the Premises as provided in Section 1.1.
G.	Lease Term:
Five (5) years (plus any partial month at the beginning of the Lease Term), commencing on the Commencement Date and expiring on June 30, 2023, subject to extension of the Lease Term by Tenant’s exercise of the Option to Extend granted under this Lease.

H.	Eighth and Ninth Floor Premises; Eighth and Ninth Floor Commencement Date:
On the later to occur of (i) April 10, 2020 and (ii) the date on which Landlord delivers possession of the Eighth and Ninth Floor Premises to Tenant (the “Eighth and Ninth Floor Commencement Date”), the Premises shall be expanded to include an additional 10,979 RSF of space, consisting of (i) 5,454 RSF of space located on the entire Eighth Floor of the Building, and (ii) 5,525 RSF of space located on the entire Ninth Floor of the Building (the “Eighth and Ninth Floor Premises”), in accordance with the provisions set forth in Section 1.3. At the Eighth and Ninth Floor Commencement Date, the Premises shall be expanded to include the Eighth and Ninth Floor Premises, and the lease Term for the Eighth and Ninth Floor Premises shall expire concurrently with the expiration date of the Lease Term.

I.	Monthly Base Rent:
Monthly Base Rent, net of utilities, janitorial service, and prorated trash collection expenses, shall be $72.00 per RSF per year for the first year of the initial Lease Term. Monthly Base Rent shall increase by three percent (3%) per RSF per year on July 1st of each year following the Commencement Date.

		Period	Annual Base Rent per RSF	Monthly Base Rent
		Commencement Date – 06/30/2019	$72.00	$32,412.00
		07/01/2019 – 06/30/2020	$74.16	$33,384.36
		07/01/2020 – 06/30/2021	$76.38	$34,385.89
		07/01/2021 – 06/30/2022	$78.68	$35,417.47
		07/01/2022 – 06/30/2023	$81.04	$36,479.99
J.	Prepaid Rent:	$32,412.00, which shall be applied toward the Monthly Base Rent when such becomes payable on the Commencement Date, payable upon execution of this Lease.

K.	Additional Rent:
Beginning on the Commencement Date, Tenant shall pay to Landlord monthly estimates amounts of Tenant's Share of the direct cost of utilities, janitorial service and trash collection expenses allocated to the Premises.
From and after the expiration of the Base Year, Tenant shall pay to Landlord Tenant’s Share (as defined below) of the Operating Expenses and Direct Taxes in excess of the Operating Expenses and Direct Taxes incurred by Landlord during the Base Year as provided in Section 4.
 “Tenant’s Share” is 13.92% of the Building operating expenses allocated to the office space in the Building, plus 12.73% of the direct taxes and operating expenses allocated to the whole Building.
The “Base Year” under this Lease is calendar year 2018 from January 1, 2018 through December 31, 2018. Tenant’s Share of utilities, janitorial service, and trash expenses shall not be subject to Base Year offset.
Collectively, Tenant’s Share of the operating expenses incurred by Landlord and the direct cost of utilities, janitorial service and trash collection expenses allocated to the Premises are the “Additional Rent”.

L.	Security Deposit	$32,412.00, payable upon execution of this Lease.
M.	Tenant Improvement Allowance:	$10.00 per RSP of the Premises (i.e., $54,020.00), in accordance with the provisions set forth in Section 9.3.
N.	Permitted Use:	General office use.
O.	Option to Extend:	One (1) Option to Extend for an additional three (3) year term at one hundred percent (100%) of Fair Market Rent pursuant to the provisions of Section 7.
P.	Operating Hours:	Tenant shall have access to the Premises 24 hours per day, 7 days per week, for purposes of conducting its business.
Q.	Signage:
Tenant, at Tenant’s sole cost and expense, shall be allowed to install signage at the entrance to the Premises, subject to Building standards, Landlord and the Association (defined below) approval, and the provisions of Section 32 and applicable Laws.
Landlord, at Landlord’s sole cost and expense, shall include Tenant’s name on the Building lobby directory.

R.	Bicycle Access:
The Building will have a common bicycle storage area in the basement available on a first-come basis. Tenant shall be allowed to bring bicycles into elevators and the Premises subject to the rules and restrictions imposed by the Association.

S.	Animals & Pets:	Tenant shall be allowed to bring certain pets into the Building and the Premises subject to the rules and restrictions imposed by the Association and as provided in Section 14.1.

T.	Building Security & Security Systems:
Landlord or the Association will provide security guard service in the main Lobby during normal business hours, and will install a security access system at the lobby doors and surveillance cameras in the Common Areas.
Landlord or the Association shall have the right to lock the main entry door to the Building and control elevator access at any time of day, or day of the week, in order to maintain the security of the Building. Tenant will be provided with access codes and/or FOB keys to enter the Building and operate the elevator during all times.

U.	Roof Deck:
Tenant shall have access to the common roof deck subject to rules of use established by the Association. Notwithstanding the foregoing, Tenant shall be responsible for the cost of any additional maintenance, clean-up and repair costs incurred by Landlord or the Association resulting from Tenant’s use of the deck.

V.	Lounge/ Showers:	Tenant shall have access to the common lounge area and showers on the 2nd floor at no additional cost, subject to rules of use established by the Association.

BASIC LEASE TERMS
1.Premises.
1.1    Delivery of Premises; Acceptance of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date. Except as otherwise expressly set forth in this Lease, by taking possession of the Premises or portion thereof, Tenant shall be deemed to have accepted that portion of the Premises as being in good and sanitary order, condition, and repair. Tenant represents to Landlord that Tenant has made, directly or through Tenant’s contractors and agents, such inspection of the condition of that portion of the Premises as Tenant deems necessary. Except as otherwise expressly set forth in this Lease, however, Landlord shall deliver the Premises with the roof, HVAC system, electrical, plumbing, and lighting in good working order and condition, and Tenant shall accept the Premises in its presently existing “AS IS” condition. Except as otherwise expressly set forth herein, Tenant agrees that Landlord makes no express or implied representation or warranty as to the condition of the Premises or the fitness of the Premises for any particular use other than as expressly provided in this Lease.
1.2    Common Areas. The term “Common Area(s)” means all areas and facilities outside the Premises that are provided and designated by Landlord for general use and convenience of Tenant and other of Landlord’s lessees and their respective employees, customers, and invitees. Common Areas include, but are not limited to, elevators, foyers, stairways, corridors, roof deck, lounge, shower rooms and all common utility and communication closets, risers, chases and conduits.
The maintenance and operation of the Common Areas is the responsibility of the Warfield Theater Owners Association (the “Association”). The manner in which such Common Areas shall be maintained, and the expenditures for maintenance, shall be at the sole discretion of the Association and the use of such Common Areas shall be subject to such uniform and reasonable regulations and changes as the Association shall make from time to time, except that Landlord shall ensure the Association will maintain the Common Areas in good condition, consistent with other Historic Class B office buildings in the area. Without limiting the generality of the preceding sentence, the Association shall have the right from time to time to make changes in the Common Areas, including (without limitations) the location and size of entrances, exits, lobbies, and all other facilities thereof, the direction and flow of traffic, and the establishment of prohibited areas, provided that such changes shall not adversely affect Tenant’s access to or use of the Premises for the normal conduct of Tenant’s business. Landlord hereby grants to Tenant, during the Lease Term, the right to use, for the benefit of Tenant and Tenant’s officers, employees, agents, customers, and invitees, in common with others entitled to such use, all accessible and habitable Common Areas, subject to any rights, powers, and privileges reserved to Landlord and the Association.
1.3    Eighth and Ninth Floor Premises
1.3.1    Eighth and Ninth Floor Premises Commencement. Subject to the rights of Benchmark Capital Holdings Co., L.L.C., a Delaware limited liability company (“Benchmark”), and of any assignee, sublessee, or other transferee of all or any portion of

Benchmark’s interest in the Benchmark Lease (as defined below), to extend the term (with or without an existing contractual right to do so) of that certain Lease dated May 21, 2012, as amended by that certain Amendment to Lease dated November 30, 2012, as further amended by that certain Second Amendment to Lease dated December 26, 2013, as further amended by that certain Third Amendment to Lease and Partial Termination Agreement dated January 6, 2017, as further amended by that certain Fourth Amendment to Lease dated October 26, 2017, and as may be further amended from time to time, by and between Benchmark and Landlord (collectively, the “Benchmark Lease”), commencing on the Eighth and Ninth Floor Commencement Date, the Premises shall be expanded to include the Eighth and Ninth Floor Premises.
1.3.2    Eighth and Ninth Floor Premises Monthly Base Rent. In addition to the Monthly Base Rent payable by Tenant to Landlord for the Premises, commencing upon the Eighth and Ninth Floor Commencement Date, Tenant shall pay to Landlord, as Monthly Base Rent for each RSF of the Eighth and Ninth Floor Premises, an amount equal to the Monthly Base Rent then being paid by Tenant for each RSF of the original Premises as of the Eighth and Ninth Floor Commencement Date and shall be subject to adjustment as set forth in Section I of the Special Lease Terms. In addition, for purposes of calculating Tenant’s Share of Operating Expenses and Direct Taxes in excess of the Operating Expenses and Direct Taxes incurred by Landlord during the Base Year, effective as of the Eighth and Ninth Floor Commencement Date, Tenant’s Share shall be increased to the following amounts to reflect the addition of the Eighth and Ninth Floor Premises: 42.21% of the Building Operating Expenses allocated to the office space in the Building, plus 38.60% of the Direct Taxes and Operating Expenses allocated to the whole Building.
1.3.3    Eighth and Ninth Floor Premises Increased Security Deposit. Commencing upon the Eighth and Ninth Floor Commencement Date, the Security Deposit shall be increased to an amount equal to the total Monthly Base Rent for Premises (including the Monthly Base Rent for the Eighth and Ninth Floor Premises) (the “Increased Security Deposit Amount”), and, within fifteen (15) days of the Eighth and Ninth Floor Commencement Date, Tenant shall deposit additional cash with Landlord in an amount sufficient to increase the Security Deposit to the Increased Security Deposit Amount.
1.3.4    Eighth and Ninth Floor Premises Term. The lease term for the Eighth and Ninth Floor Premises shall commence as of the Eighth and Ninth Floor Commencement Date and shall expire on the expiration of the Lease Term.
1.3.5    Eighth and Ninth Floor Premises As-Is. The Eighth and Ninth Floor Premises shall be delivered to Tenant on the Eighth and Ninth Floor Commencement Date in its “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement of the Eighth and Ninth Floor Premises.
1.3.6    Other Terms. The Eighth and Ninth Floor Premises shall become part of the Premises for all purposes of this Lease as of the Ninth Floor Commencement Date, and except as otherwise expressly provided in this Section 1.3.6, all of the terms and conditions of this Lease shall apply to the Eighth and Ninth Floor Premises following the Eighth and Ninth Floor Commencement Date as though the Eighth and Ninth Floor Premises was originally part of the Premises. Following delivery of the Eighth and Ninth Floor Premises to Tenant, Tenant shall execute an amendment adding such Eighth and Ninth Floor Premises to this Lease upon the foregoing terms and conditions within thirty (30) days of delivery of such amendment to Tenant by Landlord.
2.    Term. The Lease Term shall be for the period shown in the Special Lease Terms.
3.    Rent
3.1    Monthly Base Rent. Tenant shall pay to Landlord the Monthly Base Rent, without deduction, set off, prior notice, or demand, except as otherwise expressly provided in this Lease. Monthly Base Rent shall commence on the Commencement Date and be payable in advance on the first day of each month, commencing after expiration of the crediting to Tenant of the Prepaid Rent. Monthly Base Rent for any partial month shall be prorated based on the actual number of days in any such month. All Rent (defined below) shall be paid to Landlord at the address stated in the Special Lease Terms, unless Landlord provides notice to Tenant to pay at a different address. Landlord may, at Landlord’s option, direct Tenant to make all Rent payments by wire transfer or other electronic transfer approved by Tenant, directly from Tenant’s bank account to such account as Landlord may designate, provided that such alternate means will not require additional expense for Tenant. Monthly Base Rent and Additional Rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as “Rent”.
4.    Additional Rent
4.1    Definitions
4.1.1    “Tenant’s Share” is defined in the Special Lease Terms.
4.1.2    The “Base Year” is defined in the Special Lease Terms.
4.1.3    The term “Operating Expenses” shall include the actual, direct costs of operation, maintenance, and management of the entire Building, including the Premises, measured under generally accepted accounting principles, consistently applied. By way of illustration, but not limitation, Operating Expenses shall include the cost or charges for the following items: heat, light, water, sewer, power, steam, and other utilities (including without limitation any temporary or permanent utility surcharge or other exaction, whether now or later imposed), waste disposal, janitorial services, guard services, window cleaning, air conditioning, materials and supplies, equipment and tools, service agreements on equipment, insurance premiums, licenses, permits and inspections, wages and salaries, management services, employee benefits and payroll taxes, Direct Taxes (as defined below) accounting and legal expenses, management fees (which shall in no event exceed six percent (6%) of the gross rents from the Building), cleaning and maintenance of flooring in public corridors and other Common Areas, and the reasonable cost of contesting the validity or applicability of any governmental enactments to the extent it results in a reduction of Operating Expenses. Notwithstanding the foregoing, Operating Expenses for the Building shall not include any amounts identified on Attachment A.

4.1.4    The term “Direct Taxes” shall include all real property taxes and assessments on the Building, the land on which the Building is situated, and the various estates in the Building and the land. Direct Taxes shall also include all personal property taxes levied on the Building and the land and assessed in lieu of, in substitution for, or in addition to, existing or additional real or personal property taxes on said Building, land, or personal property, whether or not now customary or within the contemplation of the parties, other than taxes paid by Tenant or any other tenant of the Building; taxes upon the gross or net rental income of Landlord derived from the Building and the land (excluding, however, city, county, state, and federal personal or entity income taxes measured by the income or gross receipts of Landlord from all sources and any franchise, inheritance or capital stock taxes and document transfer fees) and the cost to Landlord of contesting the amount or validity or applicability of any of such taxes. Net recoveries through protest, appeals, or other actions taken by Landlord in its discretion, after deduction of all costs and expenses, including counsel and other fees, shall be deducted from Direct Taxes for the year of receipt.
4.1.5    Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges that are assessed, and which become payable during the Lease Term, upon Tenant’s alterations, improvements, fixtures, furniture, and personal property installed or located in the Premises. Landlord may instruct all taxing authorities to mail the appropriate statements and billings directly to Tenant at the address set forth in the Special Lease Terms above. Tenant shall deliver to Landlord on demand, original receipts or photocopies evidencing payment of all taxes, assessments and other public charges payable by Tenant. If Tenant fails to pay taxes, assessments, and charges that would constitute a lien or encumbrance on the Building or the land when due, Landlord may, but shall not be obligated to, pay those taxes, assessments, or charges, together with interest and penalties. Any amount that Landlord may pay pursuant to this Section 4.1.5 shall incur interest at the rate of ten percent (10%) per annum, and shall be repaid to Landlord within fifteen (15) days of written request therefor from Landlord.
4.1.6    Notwithstanding anything to the contrary in this Section 4.1.4, Tenant shall pay to Landlord any (a) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other applicable tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or services herein; and (b) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for such taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.
4.2    Payment. Tenant shall pay to Landlord an amount equal to Tenant’s Share of Operating Expenses and Direct Taxes in excess of those paid or incurred by Landlord during the Base Year. If at any time during the Lease Term, including, without limitation, the Base Year, less than one hundred percent (100%) of the RSF of the Building is occupied, Operating Expenses and Direct Taxes that vary based upon occupancy shall be adjusted by Landlord to reasonably approximate the Operating Expenses and Direct Taxes which would have been incurred if the Building had been one hundred percent (100%) occupied.

At or after the commencement of any calendar year subsequent to the Base Year, Landlord shall notify Tenant of Landlord’s estimate of the amount of any increase in Operating Expenses and Direct Taxes for such calendar year over Operating Expenses and Direct Taxes for the Base Year and of the amount of such estimated increases owed by Tenant. Tenant shall pay to Landlord on the first day of each calendar month during such calendar year one-twelfth (1/12) of the amount of such estimated increases in Operating Expenses and Direct Taxes payable by Tenant. Statements of the amount of actual Operating Expenses and Direct Taxes for the preceding calendar year and of the amount of such increases payable by Tenant (the “Annual OpEx Statement”) shall be given to Tenant on or before April 1 of the immediately succeeding calendar year. All amounts owed by Tenant as shown on the Annual OpEx Statement, less any amounts paid by Tenant, shall be due and payable within thirty (30) days following delivery of the Annual OpEx Statement to Tenant. In the event that Tenant has paid in any given year more than Tenant’s Share, then such overpayment shall be applied toward the Rent for the following year or, if the Lease has terminated, such overpayment shall be promptly refunded to Tenant. If the Building is not 100% occupied during the full Base Year with all occupants paying full rent, Landlord shall adjust the Operating Expenses to what the Operating Expenses would have been had the Building been 100% occupied during the entire Base Year and had all occupants been paying full rent (as opposed to free rent, half rent, etc.).
4.3    Proration. Tenant’s Share of Operating Expenses and Direct Taxes for the calendar year in which this Lease terminates shall be prorated based on the number of days from and including the commencement of said calendar year to and including the date on which this Lease terminates divided by three hundred sixty five (365). The termination of this Lease shall not release Tenant from Tenant’s obligation to pay any amounts owed by Tenant as shown on the Annual OpEx Statement or release Landlord from Landlord’s obligation to account for and refund any overpayment. In the event Landlord incurs subsequent to the Base Year costs or expenses associated with or relating to separate items of categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord reasonably estimates it would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been incurred in Operating Expenses during the entire Base Year.
4.4    Statement Preparation and Audit. If Tenant contests an Annual OpEx Statement in writing within ninety (90) days after receipt of same, then Tenant shall have the right to have the Annual OpEx Statement audited, at Tenant’s cost and in conformity with generally accepted accounting principles, by Tenant’s personnel or an accounting or audit firm mutually acceptable to Landlord and Tenant. The audit shall be binding on the parties. If the audit determines an overpayment by Tenant, Landlord shall promptly refund the amount of such overpayment to Tenant. In the event that Landlord’s records are determined to be in error in an amount greater than 3%, then the reasonable costs of Tenant’s audit shall be paid by Landlord within thirty (30) days of Landlord’s receipt of a documented invoice therefor.
5.    Permitted Use. The Premises are to be used exclusively for the purpose shown in the Special Lease Terms. No other use shall be maintained or operated on the Premises without the written consent of Landlord. The use by Tenant of the Premises shall be in a lawful, careful, safe, and proper manner, and Tenant shall not do or permit anything to be done in or about the Premises that would increase the rate or affect any fire or other insurance covering the Premises. Tenant shall not commit nor suffer any waste on the Premises. Landlord does not represent or warrant that the Premises may be used for any particular use or purpose, and Tenant has made Tenant’s own determination that the Premises may be lawfully used for Tenant’s business.
6.    Compliance With Laws
6.1    Law(s). “Law(s)” means any law, statute, code, constitution, ordinance, resolution, regulation, rule, requirement, license, permit, certificate, administrative order, judgment, decree, or direction of any present or future municipal, county, state, federal, or other governmental or quasi-governmental agency, authority, department, board, panel, or court having jurisdiction over the parties to this Lease or the Premises or the Building now in force or which may hereafter be enacted, adopted, amended, or modified. Landlord represents and warrants to Tenant that on the date Landlord delivers the Premises to Tenant, the Building and the Premises shall be in compliance with all applicable Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any applicable Laws now in force or that may hereafter be enacted or promulgated. Following the Commencement Date, Tenant shall, at its sole cost and expense, promptly comply with all applicable Laws now in force or that may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use, or occupancy of the Premises, except that Tenant shall not be obligated to repair or alter any part of the Premises to cause the same to comply with such requirements, unless the need for such repair or alteration is caused by Tenant’s particular occupancy or use of the Premises for other than standard office use. Landlord shall promptly comply with all applicable Laws now in force or that may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use, or occupancy of the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Laws, shall be conclusive of that fact as between the Landlord and Tenant.
6.2    ADA. Without limiting the generality of the foregoing, the Premises and the Building may be subject to, among other Laws, the Americans with Disabilities Act (42 U.S.C.A. §§12101 et seq.), including, but not limited to Title III of that Act, and all Laws, including all requirements of Title 24 of the California Code of Regulations, as the same may be now in force or which may thereafter be enacted, adopted, amended, or modified (collectively, the “ADA”). Any of Tenant’s alterations, improvements, additions, or fixtures must comply with the requirements of the ADA. If any barrier removal work or other work is required under the ADA to any portion of the Building other than where the Premises are located, then such work shall be the responsibility of Landlord and shall be included as an operating expense to the extent required to comply with any governmental law or regulation (or any judicial interpretation thereof) or any insurance requirement that was not applicable to, and enforced against, the Building or Property as of the Commencement Date; except, however, if such work is required under the ADA to any portion of the Building other than where the Premises are located as a result of Tenant’s particular use of the Premises, any work or improvements, alterations, additions, or fixtures made to the Premises by or on behalf of Tenant, or Tenant’s acts or omissions, then such work may be performed by Landlord at the sole cost and expense of Tenant, and Tenant shall within ten (10) days receipt pay all invoices, which invoices shall include any and all costs associated with Landlord’s compliance with the ADA, therefore as Rent. Tenant will be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA to the extent such requirements apply to Tenant’s use, occupancy, acts, or omissions and any work, improvements, alterations, additions, or fixtures made to the Premises or Building by or on behalf of Tenant.
6.3    Notification. Each of Tenant and Landlord shall use reasonable efforts to notify the other party hereto if it makes alterations to the Premises or the Common Areas, as the case may be, that might impact accessibility under the ADA. If a complaint is received by Landlord from either a private or government complainant regarding disability access to the Common Areas, Landlord reserves the right to mediate, contest, comply with or otherwise respond to such complaint as Landlord deems to be reasonably prudent under the circumstances. Within ten (10) business days after receipt by Tenant, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), (a) any notices alleging violation of the ADA relating to any portion of the Premises or the Building; (b) any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or (c) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building.
6.4    California Civil Code Section 1938. To Landlord’s actual knowledge, the Premises, the Building, and the Common Areas have not undergone an inspection by a Certified Access Specialist (CASp), and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises, the Building, or the Common Areas in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California Law:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” [California Civil Code §1938(e).]
Landlord and Tenant agree that if Tenant requests a CASp inspection of any portion of the Premises, the Building, or the Common Areas, (i) such CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and subject to Landlord’s prior written consent; (ii) Tenant, at its sole cost and expense, shall pay for the fee for such CASp inspection; and (iii) Landlord and Tenant’s respective responsibilities for the costs of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises, the Building, or the Common Areas identified by such CASp inspection, if any, shall be as provided under this Lease.

6.5    Disabilities Access Obligations Notice and Access Information Notice. In accordance with Chapter 38 of the San Francisco Administrative Code, the Disability Access Obligations Notice attached hereto as EXHIBIT B (the “Access Notice”) is incorporated herein by this reference. Execution of this Lease by the parties hereto shall be deemed to constitute and represent the parties’ acknowledgement and execution of the Access Notice, notwithstanding that such Access Notice may not be separately executed. In addition, Tenant acknowledges receipt from Landlord of an Access Information Notice as required by San Francisco Administrative Code Chapter 38. Tenant acknowledges that such notices comply with the requirements of San Francisco Administrative Code Chapter 38.

7.    Option to Extend
7.1    Grant and Exercise. Tenant shall have an option to extend the Lease Term (“Option to Extend”) for an additional term (“Extended Term”) as delineated in the Special Lease Terms. This Option to Extend is personal only to Tenant and any assignee or other transferee pursuant to a Permitted Transfer (as defined in Section 13 of this Lease) and may not be exercised, assigned, sold, subleased, or otherwise transferred, voluntarily or involuntarily, by or to any other person or entity. Tenant may exercise the foregoing Option to Extend if and only if: (i) Tenant notifies Landlord in writing of its irrevocable election to extend the Lease Term for the Extended Term at least six (6) months but not more than twelve (12) months prior to the expiration of the Lease Term; (ii) Tenant extends the Lease Term with respect to the entire Premises (and not solely to a portion of the Premises); and (iii) Tenant is not in Default of this Lease (following the expiration of any applicable cure periods without cure) either at the time of giving notice of its irrevocable election to extend or on the commencement date of the Extended Term. If each of the conditions set forth in the immediately preceding sentence is not satisfied in full, then Tenant’s Option to Extend shall lapse and be null and void. Tenant’s notice of its election to extend the Lease Term shall be irrevocable when made.
7.2    Option Terms. All of the terms and conditions of this Lease shall apply during the Extended Term except that (i) there shall be no further right to extend the Lease Term beyond the Extended Term; (ii) Landlord shall have no obligation to make improvements to the Premises of any nature whatsoever; and (iii) the Monthly Base Rent payable during the Extended Term shall be 100% of Fair Market Rent. For purposes hereof, “Fair Market Rent” shall mean the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, located in the mid-market area of San Francisco area which are similar in size, quality and location to the Property, leased for terms of approximately three (3) years, and otherwise subject to leases containing substantially similar terms as those contained in this Lease (with consideration of prevailing market concessions for renewing tenants at that time). Notwithstanding the foregoing, “Fair Market Rent” shall not include any rental value attributable to improvements, alterations, fixtures, equipment, and personal property installed in the Premises at Tenant’s expense. In determining Fair Market Rent, no consideration shall be given to any savings to Landlord attributable to Landlord not incurring any costs for brokerage commissions, rent holidays, tenant improvements and/or tenant improvement allowances.
In the event the parties cannot mutually agree upon the Fair Market Rent, the following procedures shall apply. Not more than nine (9) months or less than three (3) months prior to the commencement of the Extended Term, Landlord and Tenant shall meet and attempt in good faith to determine and mutually agree upon the Monthly Base Rent to be paid during the Extended Term. If, sixty (60) days prior to the commencement of the Extended Term, the parties have not reached agreement, then the following procedure shall be used:
Within ten (10) days after the expiration of the foregoing period, each party, at its cost and by giving notice to the other, shall appoint an arbitrator, who shall be a real estate broker with not less than five (5) years full-time commercial lease experience in the area in which the Premises are located, to determine the Fair Market Rent. If a party does not appoint an arbitrator within said ten (10) day period, the single broker appointed shall be the sole arbitrator and shall set the Fair Market Rent. Landlord and Tenant shall submit their respective determinations of the then prevailing Fair Market Rent to the arbitrator(s), at such time and in such manner as directed by the arbitrator(s). The arbitrator(s) shall select either Landlord’s or Tenant’s determination of the then prevailing Fair Market Rent. If two (2) arbitrators are appointed, and they are unable to agree within thirty (30) days, they shall select a third broker meeting the qualifications stated above within ten (10) days after the last day the two (2) brokers are given to determine the Fair Market Rent ("Referee"). If they are unable to agree on Referee, either of the parties to this Lease, by giving ten (10) days’ notice to the other, may file a petition with the American Arbitration Association solely for the purpose of selecting a Referee who meets the qualifications stated herein. Each party shall bear half the cost of the American Arbitration Association appointing the Referee and of paying the Referee’s fee. The Referee shall be a person who has not previously acted in any capacity for either of the parties hereto.
Within thirty (30) days after the selection of the Referee, the Referee shall select either Landlord’s or Tenant’s determination of the then prevailing Fair Market Rent. In determining the Fair Market Rent, the arbitrator(s) shall consider rents for comparable space in the vicinity of the Premises, taking into consideration quality, size, utility, location and views.
After the Fair Market Rent has been determined, the arbitrator(s) shall immediately notify Landlord and Tenant, and the decision thereof shall be binding on Landlord and Tenant.
7.3    Option Amendment. If Tenant is entitled to and properly exercises the Option to Extend, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes to the Lease Term and other appropriate terms. Tenant shall execute (or make good faith comments to) and return the Extension Amendment to Landlord within fifteen (15) business days after Tenant’s receipt of same, but an otherwise valid exercise of the applicable Extension Option shall be fully effective regardless of whether the Extension Amendment is actually executed.

8.    Utilities and Services. Landlord represents that the Premises are not presently separately metered for electricity. Landlord shall provide to the Building and the Premises electrical services reasonably sufficient for general office use, and Tenant shall pay to Landlord the actual costs for such electrical services to the Premises. During the Lease Term, Landlord, at its sole cost and expense, may install a submeter to the Premises or may have the utility company provide separate metering, at Landlord’s discretion. To the extent separate utility metering is available to the Premises, Tenant shall engage and procure its own utility services to the Premises, including electrical and telecommunications. Landlord shall provide to the Building and the Premises water and garbage services reasonably sufficient for general office use, and Tenant shall pay to Landlord Tenant’s Share of the costs for such water and garbage services to the Building. Landlord shall also provide to the Building and the Premises janitorial services consistent with Historic Class B office buildings in the area. Tenant shall pay to Landlord Tenant’s Share of the costs of such janitorial services to the Building and Premises and the direct costs of such janitorial services to the Premises. Tenant shall pay such charges within thirty (30) days after receiving an invoice showing such pro-rations and reasonable back-up information. Tenant shall be responsible to determine that there is sufficient utility capacity in the Premises for purposes of conducting Tenant’s use, and Landlord does not represent the availability or quantity of any utilities in the Premises. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for any interruption or cessation of any service or utility (including telephone and telecommunication services, UPS services, or utilities), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout, or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Premises or Building after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident, or casualty whatsoever, by act or Default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease provided that nothing herein shall be interpreted to relieve Landlord of its obligations, as specifically stated in this Lease to provide services required to be provided by Landlord hereunder.
9.    Improvements and Alterations; Liens; Improvement Allowance
9.1    Improvements and Alterations.
9.1.1    Tenant, its employees, agents, licensees, or contractors shall not make or install any alterations, improvements, additions, or fixtures (collectively, “Improvements”) that affect the exterior or interior of the Premises or any structural, mechanical, or electrical component of the Premises, or mark, paint, drill, or in any way deface any floors, walls, ceilings, partitions, or any wood, stone, or iron work, without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. No construction or installation pursuant to this Section 9.1.1 shall be commenced by Tenant until Landlord has granted approval. All Improvements to the Premises will be at Tenant’s option (subject to Landlord’s consent as provided in this Section 9.1.1) and at Tenant’s sole cost other as provided in Section 9.3 below. Tenant shall indemnify and defend Landlord for all liens, claims, or damages caused by such Improvements by Tenant. In no event shall Landlord's consent be required for any refurbishment of the Premises by Tenant (including, but not limited to, recarpeting, repainting or similar cosmetic alterations) or for any single nonstructural alteration project costing less than Twenty Thousand Dollars ($20,000.00) or for the installation or removal of decorations.
9.1.2    Tenant shall give Landlord not less than ten (10) business days’ advanced written notice of the date of commencement of any construction work on the Premises so that Landlord can post notices of nonresponsibility.
9.1.3    Any and all Improvements effected by Tenant shall be constructed, installed or performed in a professional workmanlike manner, by licensed contractors retained by Tenant, in compliance with all applicable Laws, and Tenant or Tenant’s contractors shall obtain all permits and approvals of government agencies required by applicable Laws in connection therewith.
9.1.4    All Improvements (except Tenant’s trade fixtures) that may be made or installed upon Premises by either Landlord or Tenant and that in any manner are attached to the floors, walls, or ceilings, shall be the property of Landlord, and, at the termination of this Lease, shall remain upon and be surrendered with the Premises as a part of the Premises, without disturbance or injury unless Landlord, by written notice provided to Tenant at the time Landlord approves of such Improvements (which notice Landlord shall be obligated to provide at such time), requires same to be removed or returned to their original condition prior to the Improvements. Tenant shall repair any damage to the Premises occasioned by the removal of its trade fixtures. If Landlord notifies Tenant in writing at the time that it gives its consent to any Improvements requested by Tenant that Tenant must remove such Improvements or restore the Premises to its original condition at the end of the Term, Tenant shall remove and/or restore the same, at Tenant’s expense, upon the termination of this Lease, and Tenant shall, forthwith and with all due diligence at Tenant’s sole cost and expense remove such Improvements, restore the Premises to their original condition, and repair any damage to the Premises or Building caused by such removal or restoration.
9.2    Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. If a lien is so placed, Tenant shall, within thirty (30) days after receipt of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable Law.
9.3    Tenant Improvement Allowance. Tenant’s initial build-out of the Premises shall be referred to as the “Initial Tenant Improvements”. Provided that Tenant is not in Default under this Lease beyond any applicable notice and cure periods, Landlord shall make available and pay Tenant the Tenant Improvement Allowance in the amount set forth in the Special Lease Terms. Without limiting any of Landlord's other obligations under this Lease, in no event shall Landlord be obligated to make disbursements in a total amount which exceeds the Tenant Improvement Allowance. During the construction of the Initial Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items (as defined below) for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

9.3.1    Not more often than once each month on a day designated by Landlord or if no date is designated by Landlord, then on the first Tuesday of each month (in either event, a “Submittal Date”) during the period from the date hereof through the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (A) a request for reimbursement to Tenant in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Initial Tenant Improvements in the Premises, detailing the portion of the work completed; (B) invoices from all other persons or entities engaged in providing labor or materials in connection with the Initial Tenant Improvements (collectively, “Tenant’s Agents”) for labor rendered and materials delivered to the Premises for the applicable payment period with evidence reasonably satisfactory to Landlord that Tenant has paid such invoices; (C) executed unconditional waiver and release on progress payment in the form prescribed by California Civil Code Section 8134 from all of Tenant’s Agents for which payments is sought; and (D) all other information reasonably requested in good faith by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s request for reimbursement vis-à-vis Landlord. Provided that Tenant is not in Default under this Lease beyond any applicable notice and cure periods, within forty-five (45) days following the Submittal Date, and assuming Landlord receives all of the information described in Items (A) through (D) above, Landlord shall deliver a check to Tenant payable solely to Tenant in payment of the lesser of: (1) the amounts so requested by Tenant, as set forth above in this Section 9.3.1 less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); and (2) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). Landlord’s obligation to make disbursements out of the Tenant Improvement Allowance through the construction of the Initial Tenant Improvements shall cease when ninety percent (90%) of the Tenant Improvement Allowance has been disbursed by Landlord. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s request for reimbursement. Provided that all conditions for payment have been fully satisfied, Tenant may elect in its discretion to receive the Tenant Improvement Allowance in periodic installments, subject to the timing requirements of this Section, or may elect for convenience to receive the entire amount as a single Final Retention.
9.4    Provided that Tenant is not in Default under this Lease beyond any applicable notice and cure periods, a check for the Final Retention payable solely to Tenant shall be delivered by Landlord to Tenant following the completion of construction of Initial Tenant Improvements, within forty-five (45) days after the last of the following conditions has occurred: (A) Landlord has inspected the Premises and determined that Tenant’s Initial Tenant Improvements are complete; (B) Tenant has obtained all required certificates of occupancy (or signed off building permits) from the City and County of San Francisco for use and operation of the Premises and delivered copies of all such certificates to Landlord; (C) Tenant has installed all or substantially all of its equipment, furnishings, fixtures, and trade fixtures in the Premises and is conducting business in the Premises; (D) Tenant has obtained an unconditional waiver and release on final payment in the form prescribed by California Civil Code Section 8138 from all of Tenant’s Agents involved with Tenant’s Initial Tenant Improvements and delivered complete copies thereof to Landlord; (E) Tenant’s architect has issued a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Initial Tenant Improvements in the Premises has been substantially completed in accordance with the terms provided in this Section and Landlord has been provided with a copy thereof; (F)

Tenant has recorded a notice of completion in the Office of the Office of the Recorder of the County of San Francisco in accordance with California Civil Code Sections 8182 and 8184 and provided Landlord with a copy thereof; and (G) Landlord has received copies of all receipted bills marked paid relating to the Tenant Improvements.
9.5    Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. As used in this Lease, “Tenant Improvement Allowance Items” shall mean:
9.6    Fees and costs of the architect, the engineer and Tenant’s Agents;
9.7    Plan check, permit and license fees relating to construction of the Initial Tenant Improvements;
9.8    The cost of construction of the Initial Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, utility usage, and contractors' fees and general conditions;
9.9    The cost of any changes in the Building when such changes are required by the approved construction drawings or to comply with all applicable building codes, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
9.10    The cost of any changes to the construction drawings or Initial Tenant Improvements required by all applicable building codes;
9.11    Sales and use taxes; and
9.12    All other costs approved by or expended by Tenant in connection with the design, permitting or construction of the Tenant Improvements.
9.13    Provided that Tenant is not in Default under this Lease beyond any applicable notice and cure periods, any amount of the Tenant Improvement Allowance not disbursed by the date that is six (6) months after the Commencement Date shall be applied toward Monthly Base Rent next coming due under this Lease.
10.    Insurance; Waiver of Subrogation
10.1    Liability and Property. During the Lease Term, Tenant, at its own expense, shall maintain in full force a policy or policies of commercial general liability and property damage insurance that insures Tenant against any and all liability for injury and damage to persons and property and for death of any person or persons occurring in or about the Premises. The General Liability policy shall include Landlord as an additional insured party, and shall be for an amount not less than $2,000,000.00 for any one person injured or killed, or less than $2,000,000.00 for any one accident, or less than $2,000,000.00 for property damage in aggregate. Tenant shall maintain its required insurance as primary insurance policies with a financially reasonable insurance company or companies licensed to do business in the State of California, which companies must be rated A-

VII or better in the most recent Best’s Insurance Report (which rating must be maintained throughout the Lease Term). Tenant shall provide Landlord with certificates of insurance within five (5) business days after Landlord’s written request therefor. Landlord and/or the Association shall maintain such “all-risk” fire and casualty insurance as Landlord determines appropriate on the Building as a whole, which shall not include insurance coverage of Tenant’s improvements, alterations, fixtures, equipment, inventory or personal property, provided that such insurance shall be in amounts at least equal to the full replacement value of the Building, exclusive of footings and foundations. Tenant and Landlord acknowledge that neither of them anticipates maintaining earthquake insurance. If Tenant fails to procure or maintain the insurance required of it, Landlord may, following delivery of written notice to Tenant and Tenant’s failure to cure same within five (5) business days following receipt of such notice, but shall not be required to procure and maintain same, at the expense of Tenant, and any such amounts paid by Landlord shall be immediately due and payable to Landlord.
10.2    Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby release each other from any liability in connection with, and waive their rights of recovery against the other with respect to, loss or damage arising out of or incident to any peril of the type to be covered by the property insurance required to be carried by either party under this Lease, or actually carried, whether due to the negligence or willful misconduct of Landlord or Tenant or their agents, employees, contractors, or invitees, or any other cause. Landlord and Tenant each agree to require their respective insurers issuing any property insurance carried by either party, including the property insurance required under this Lease, to waive any rights of subrogation that such companies may have against the other party.
11.    Damage or Destruction
11.1    If the Building or the Premises is partially or totally destroyed by fire or other casualty insured under the insurance described above (less the amount of Landlord’s deductibles and coinsured amounts thereunder), and the applicable insurance proceeds will pay for one hundred percent (100%) of the reconstruction costs, such damages shall be repaired or rebuilt promptly by Landlord, unless (a) the damage or destruction occurs in the last two hundred seventy (270) days of the Term or (b) a reputable general contractor employed by Landlord shall estimate that the time to restore such damage shall exceed two hundred seventy (270) days from the date of such casualty, in which case either party shall have the right to terminate this Lease by written notice to the other party, or (c) the estimated cost to rebuild or restore the Building exceeds twenty-five percent (25%) of its market value, in which case Landlord shall have the right to terminate this Lease by written notice to Tenant. Landlord shall notify Tenant of Landlord’s estimate of the time required to rebuild or restore within ninety (90) days after such damage or destruction.
11.2    Unless this Lease is terminated as provided above, this Lease shall remain in full force and effect, and the parties waive the provisions of any Law to the contrary, including sections 1932 and 1933 of the Civil Code of the State of California.
11.3    If on account of any damage or destruction which Landlord is required to repair or rebuild there is a material interference with Tenant’s access to or use of the Premises during Tenant’s normal business hours, and this Lease is not otherwise terminated, a just and proportionate part of the Rent shall be abated until the Premises are repaired or rebuilt and Tenant’s access to and use thereof has been restored; provided, however, that if any damage or destruction is due to the fault or neglect of Tenant or its employees, agents, invitees or visitors, or if any damage or destruction arises under or with respect to compliance with any applicable building code or similar Law and pertains to portions of the Premises that Tenant rather than Landlord is required to repair or to maintain in accordance with applicable Laws, there shall be no abatement of Rent, except to the extent said Rent is paid by Landlord’s rent interruption insurance. All other obligations of Tenant under this Lease shall remain in full force and effect.
11.4    If Landlord should elect or be obligated to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the Common Areas and the Premises, but shall not include any improvement, addition, or alteration constructed by Tenant, which shall be the sole responsibility of Tenant. If Landlord’s restoration work shall not be completed within the later of (a) 270 days from the date of the damage or (b) 60 days after the expiration of Landlord’s reasonable estimated restoration period, then Tenant shall have the right to terminate this Lease by giving at least 30 days’ prior written notice to Landlord within ten (10) days following the later of such dates to occur. In the event of any such termination of this Lease under the preceding sentence, then neither Landlord nor Tenant shall have any rights, liabilities or obligations accruing under this Lease after the effective date of termination, except for such rights and liabilities which, by the terms of this Lease or at Law, are obligations of Tenant or Landlord which survive the expiration or earlier termination of this Lease.
11.5    Other than abatement of Rent as aforesaid, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property, or Common Area, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.
12.    Security Deposit. Tenant has deposited with Landlord the amount indicated in the Special Lease Terms as a Security Deposit. Such sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term (including any extension thereof). If Tenant commits a Default, including, but not limited to, the provisions relating to the payment of Rent, and such Default is not cured within any applicable cure period, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rental or any other sum in Default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s Default. If any portion of said Security Deposit is so used or applied, Tenant shall within fifteen (15) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. The Security Deposit or any balance thereof after application as provided hereunder, shall be returned to Tenant (or, at Landlord’s option, to the last successor to Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of the Lease Term (including any extension thereof). In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest and shall, within five (5) business days of such transfer provide Tenant with written notice thereof.
13.    Assignments and Subletting
13.1    Except in connection with a Permitted Transfer (defined below) Tenant shall not voluntarily assign or encumber this Lease or any interest in this Lease, or permit the use of the Premises by any person or persons other than Tenant and its agents, employees, visitors, and contractors, or sublet the Premises, or any part, without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, subject to the provisions of Section 13.2 below. Any attempt by Tenant to assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, at Landlord’s option, shall be null, void, and of no effect. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reincorporation of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the memberships, interests, stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration, including any "bonus rent" resulting from, any Permitted Transfer.
13.2    By way of example and without limitation, Tenant acknowledges and agrees that Landlord’s withholding of consent shall be deemed to be reasonable under this Lease and under any applicable Laws in any of the following situations (or where Landlord has not been provided with sufficient information to determine that none of the following apply):
13.2.1    Tenant has not provided sufficient information to Landlord that, in Landlord’s reasonable judgment, would enable Landlord to determine that the proposed transferee satisfies Landlord’s then current credit and other standards for tenants of the Building or has a financial condition sufficient to perform its obligations as Tenant under this Lease, in the event of an assignment of this Lease. In order to determine whether a proposed transfer satisfies such criteria, Tenant shall, prior to any such transfer, provide Landlord with such evidence of financial status and capacity as Landlord may reasonably request, including, but not limited to, current, complete and accurate audited or certified financial statements of the proposed transferee, and federal and state tax returns of the proposed transferee; or
13.2.2    The proposed transferee is of a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the existing tenant mix; or
13.2.3    The proposed use of the Premises by the proposed transferee would (a) be unlawful, (b) be inappropriate to the location and configuration of the Premises, (c) cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease, (d) likely cause an increase in insurance premiums for insurance policies applicable to the Building, (e) likely require new tenant improvements that Landlord would be entitled to disapprove pursuant to 9 above, (f) likely create any increased burden in the operation of the Building, or in the operation of any Building systems or facilities, or (g) likely impair the reputation or character of the Building; or
13.2.4    Tenant has failed to pay all of Landlord’s reasonable documented out of pocket costs and expenses incurred in connection with negotiation, review and processing of the transfer, including, but not limited to, reasonable attorneys’ fees and costs; provided, however, that Tenant shall not be obligated to pay any more than three thousand dollars ($3,000.00) per proposed sublet or assignment; or
13.2.5    The proposed assignee has not assumed in writing in form reasonably satisfactory to Landlord all the obligations of Tenant under this Lease; or
13.2.6    At the time of the proposed transfer, Tenant has committed a Default hereunder or an event shall have occurred that with notice, the passage of time, or both, would become a Default; or
13.2.7    Either the proposed transferee, or any person or entity that directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee: (a) occupies space in the Building at the time of the request for consent, (b) is negotiating with Landlord to lease space in the Building at such time, or (c) has negotiated with Landlord during the six (6) month period immediately preceding Tenant’s request for consent, unless in such case Landlord does not have adequate space in the Building for the proposed transferee.
13.3    Additionally, Landlord may require as a condition of such approval that all Landlord’s reasonable out of pocket costs, including reasonable attorneys’ fees, in evaluating and approving any such assignment be paid by Tenant. No subletting or assignment, including with the consent of Landlord, shall relieve Tenant of its obligation to pay Rent and to perform all of the other obligations to be performed by Tenant. Approval of any subletting, assignment, or transfer shall only be by a specific writing setting forth such approval, and the acceptance of Rent by Landlord from Tenant or any other person (including a proposed sublessee, assignee, or transferee, including one who may actually have taken possession without approval) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting, or other transfer. Consent to one assignment, subletting, or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting, or other transfer. If Tenant assigns or sublets the Premises, or any part of the Premises to any party other than in connection with a Permitted Transfer, Tenant shall pay to Landlord fifty percent (50%) of the excess rent received by Tenant from subtenants and fifty percent (50%) of all consideration received by Tenant for any assignment, after first deducting any sums incurred by Tenant with respect to such transaction, including, without limitation, brokerage fees, consent fees, legal fees and expenses, tenant improvement costs, free rent and other inducements, and fees and costs paid to Landlord in connection with a request for consent.
13.4    Notwithstanding anything to the contrary in this Section 13, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice of Tenant’s intent to assign any or all of Tenant’s right or interest under this Lease or to cause, together with all prior sublets then remaining in effect, fifty percent (50%) or more of the Premises to be sublet (except in connection with a Permitted Transfer) (a “Proposed Transfer”), to recapture the Premises. Such recapture notice shall cancel and terminate this Lease as of the date stated in Tenant’s notice of Proposed Transfer as the effective date of the Proposed Transfer (or, at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the transfer documentation promptly thereafter). If Landlord recaptures the Premises, Landlord shall have the right to negotiate directly with Tenant’s proposed Transferee and to enter into a direct lease or occupancy agreement with any such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for compensation or profit related to such lease or occupancy agreement.
14.    Rules. Landlord shall have the right from time to time to promulgate uniform and reasonable rules and regulations for the safety, care, and cleanliness of the Premises and Building and all of the Common Areas, and for the preservation of good order. Current Rules and Regulations are attached to this Lease as EXHIBIT C. On delivery of a copy of such rules and regulations (or any amendment thereto), Tenant shall comply with them, and a material violation of any of them shall constitute a Default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Tenant understands that the Premises are part of a commercial condominium association known as the Association and that Tenant is subject to the rules and regulations established and enforced by the Association. Tenant shall be liable to Landlord for any damages, fines, penalties, or other consequences imposed on Landlord by the Association that are directly or indirectly caused by Tenant, its employees, officers, agents, vendors and invitees.
14.1    Animals and Pets. Except as otherwise restricted below, by the Association, or by the Association’s CC&Rs, Tenant is permitted to bring up to three (3) dogs onto the Premises provided such animals are not kept, bred or raised for commercial purposes. In addition, fish in an aquarium (30 gallons maximum) are also permitted. Landlord and Association permission is required to bring any other type of pet into the Building. No pet shall be allowed in the Building that the Landlord or the Association determine to be a threat to the safety, welfare, quiet comfort or enjoyment of other Tenants and invitees. If the Landlord or the Association determines that a pet is a nuisance, annoyance or threat, the pet will be required to be removed from the Building. Pet owners agree to comply with the following requirements for pets brought into the Building:
14.1.1.1    The California State Health and Safety Code.
14.1.1.2    All applicable Laws such as but not limited to licensing, vaccinations, leashing, sanitation, etc.
14.1.1.3    All cats and dogs must be spayed or neutered.
14.1.1.4    All dogs and cats must be restrained on a leash at all times in Common Areas and under no circumstances are they to be allowed to run free in the Building or on the Roof Deck.

14.1.1.5    Any pet found off-leash in the common areas may be removed to a pound or animal shelter by calling the appropriate authorities.
14.1.1.6    No pets are allowed in the Lounge area or the common shower rooms at any time.
14.1.1.7    If a person already in an elevator should object to the entry of an animal into the elevator, the animal and its handler/owner must wait for another elevator or take the stairs.
14.1.1.8    In no event shall any pit bull, rottweiler, doberman pinscher, mastiff, canaria press, or any other dog breed known as a "fighting breed" or mix thereof be allowed in the Building, provided that Landlord shall endeavor to provide an initial informational electronic mail notice to Tenant if Landlord believes that one of the prohibited breeds has been permitted into the Premises by Tenant, so as to allow corrective action by Tenant.
14.1.1.9    The Common Areas (including, but not limited to, hallways, stairwells, elevators, patios, decks, balconies, courtyards, roof deck, roof, sidewalks, and landscaping beds) shall not be used for relieving of pets’ bodily functions. Any accidental defecation must immediately be removed and disposed of by the pet’s owner and the area cleaned and sanitized. The cost of cleaning and deodorizing Common Areas due to pet “accidents” is the pet owner’s obligation.
14.1.1.10    Within five (5) business days following Tenant's receipt of Landlord's written request therefor, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by each of the pets within the Premises.
14.1.1.11    No pets shall be brought into the Building if any such pet is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building. Notwithstanding any provision to the contrary contained in this Amendment, Landlord shall have the unilateral right at any time to rescind Tenant's right to have pets in the Building, if in Landlord's reasonable judgment, any such pets are found to be a substantial nuisance (for purposes hereof, a pet may found to be a “substantial nuisance” if such pet defecates in the Common Areas, damages or destroys property at the Building or exhibits threatening behavior).
14.1.1.12    Damages to the Common Areas by pets under the control of Tenant, its invitees, its agents or its employees shall be billed to the Tenant at the current replacement and/or repair cost, plus administrative expenses. The expense limit does not apply to liability for injury to persons caused by pets.
14.1.1.13    Pet owners are responsible for controlling the noise of their pets. Pet owners are responsible for any personal injury or property damage caused by their pets.

14.1.1.14    Pets shall not be left unattended in the Premises at any time, or in any of the Common Areas of the Building.
14.1.1.15    Tenants shall not allow any visitor to bring a pet into the building. This rule does not apply to any animal used by a tenant or visitor that is needed as a reasonable accommodation for the tenant or visitor’s disability.
14.1.1.16    [Intentionally Omitted]
14.1.1.17    In accordance with applicable Laws, service animals that assist persons with disabilities are considered to be auxiliary aids and are exempt from the pet rules (d) through (h) noted herein, and from any refundable pet deposit. Examples include guide dogs for persons with vision impairments, hearing dogs for persons with hearing impairments, and emotional assistance animals for persons with chronic mental illness.
14.1.1.18    The feeding of stray animals and wild birds at the Building is strictly prohibited as they pose a health hazard and are a nuisance to the other tenants in the Building.
15.    Control of Appearance, Signs, and Advertising Media. Without Landlord’s written consent and approval, not to be unreasonably withheld, except as provided in the Special Lease Terms, Tenant shall not: install any decorations or signs outside of the Premises; erect or install any door lettering, signs, advertising media or placards outside of the Premises; or keep or display any merchandise on, or otherwise obstruct, the sidewalks, Common Areas; or areaways adjacent to the Premises. Landlord shall install and maintain Tenant’s name in the Building directory in the lobby of the Building. Tenant shall not use on the Premises any advertising or other media objectionable to Landlord such as loud speakers, phonographs, or radio broadcasts that can be heard outside the Premises. No unsightly or objectionable items in the sole opinion of Landlord will be permitted to be visible outside of the Premises. Tenant acknowledges that Landlord and other third party owners of condominiums in the Building have various rights to place lighted signage on the exterior of the Building which may partially obstruct views from the Premises and/or create visual distractions, light pollution, and glare.
16.    Repairs and Maintenance
16.1    Landlord and the Association shall keep in good order, condition, and repair the Common Areas and the Building foundations, exterior walls (except for the interior faces), and roof of the Building, and all plumbing, mechanical, electrical, heating, air conditioning and ventilation equipment and systems that service portions of the Building other than or in addition to the Premises to their point of connection into the Premises, except (as to all items) for any damage caused by any act or omission of Tenant or its employees, agents, invitees, licenses, or contractors. Landlord shall not be obligated to repair the exterior or interior of doors, windows (except for the exterior windows), and plate glass, and/or showcases used on or in the Premises, and damage caused by any casualty or act of God, except as otherwise provided for herein.

16.2    Excepting all responsibilities of Landlord under this Lease, Tenant shall keep and maintain in good order, condition and repair, except for reasonable use and wear and damage by fire or other casualty, the Premises and the Building including without limitation, all interior building fixtures, walls, floors, ceilings, appliances and similar equipment and the exterior and interior portions of doors, windows (excluding the exterior windows), plate glass, and showcases in the Premises. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to repair or maintain the Building infrastructure or systems, including the roof, foundation, structural elements, exterior shell, plumbing, curtain wall, elevators, heating, ventilation, air conditioning, or mechanical systems that service portions of the Building other than from the point of connection within Tenant’s Premises.
16.3    Any and all repairs effected by Tenant shall be performed in a professional workmanlike manner, by licensed contractors, in compliance with all applicable Laws, and Tenant or Tenant’s contractors shall obtain all permits and approvals of government agencies required by applicable Laws in connection therewith.
16.4    If Landlord deems any repairs required to be made by Tenant necessary, it may demand that Tenant make them by giving written notice to Tenant, and if Tenant refuses or neglects to commence such repairs within ten (10) days after such notice, or fails to diligently prosecute such repairs thereafter, Landlord may make or cause such repairs to be made. If Landlord makes or causes repairs to be made, Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s business by reason of the repair work, and Tenant shall, on demand, immediately pay to Landlord the cost of the repairs. Tenant waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and any and all other statutes or Laws permitting repairs by a lessee at the expense of a lessor or to terminate a lease by reason of the condition of the Premises.
17.    Property Protection. Tenant shall be responsible for securing the Premises against unauthorized entry. Except as provided in the Special Lease Terms, Landlord shall have no obligation to provide security to the Premises, the Building, or the Common Areas. Tenant shall keep all doors and windows closed to maximize the efficiency of heating and air conditioning systems. Tenant shall not allow any offensive odors such as cigar, pipe, or cigarette odors to offend adjacent tenants and their employees and invitees.
18.    Environmental Compliance
18.1    Tenant shall keep and maintain the Premises in compliance with and shall not cause or permit the Premises to be in violation of Laws relating to Hazardous Materials (as defined below), on the Premises, to the extent such Hazardous Materials were released in the Premises by Tenant or a Tenant employee, contractor, invitee, or Tenant-authorized licensee. Tenant shall not use, generate, manufacture, store, or dispose of on, under or about the Premises, or transport to or from the Premises or the Building any Hazardous Materials, other than the use and storage of materials which technically come within the definition of Hazardous Materials, but which are customarily used in the operation of the business described under “Permitted Use” in the Special Lease Terms or in a business office, such as cleaning and office supplies (the “Permitted Hazardous

Materials”, provided that such materials are in ordinary and reasonable amounts and used, stored or disposed of in compliance with all Hazardous Materials Laws (as defined below).
18.2    Except with respect to Permitted Hazardous Materials, Tenant shall promptly advise Landlord in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any applicable Laws relating to any Hazardous Materials affecting the Premises (“Hazardous Materials Laws”); (ii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss, or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”); and (iii) Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be classified as “border-zone” property, under the provisions of the California Health and Safety Code, 25220 et seq., or any regulation adopted in accordance therewith, or, to Tenant’s knowledge, to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Premises under any Hazardous Materials Laws.
18.3    Without Landlord’s prior written consent, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on or under the Premises or the Building, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Landlord’s judgment, impair the value of the Premises or the Building; provided, however, that Landlord’s prior consent shall not be necessary in the event that the presence of Hazardous Materials on, under, or about the Premises or the Building either poses an immediate threat to the health, safety, or welfare or any individual or is of such a nature that an immediate remedial response is necessary, or is required by an applicable governmental authority, and in each case it is not possible to obtain Landlord’s consent before taking such action, provided that in such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, when such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction or other governmental authority, or (ii) Tenant establishes to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action that would result in materially less impairment of the value of the Premises or the Building.
18.4    Tenant shall be solely responsible for and shall indemnify, defend and hold the Landlord Indemnified Parties (as defined below) harmless from and against any claim, loss, damage, cost, expense, liability, or cause of action directly or indirectly arising out of the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, gasoline, petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” under applicable environmental Laws, ordinances or regulations (collectively, “Hazardous Materials”) caused directly by Tenant, its employees, agents, contractors, invitees, assigns (and in no event any prior Landlord or operator of the Premises or the Building or Landlord or the employees or agents of Landlord) in, on or under any of the Premises and the Building, including, without limitation, (i)

all consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Premises and the Building and the preparation and implementation of any closure, remedial or other required plans whether required under any Hazardous Materials Laws or otherwise; and (iii) all court costs, including reasonable attorneys’ fees, paid or incurred by Landlord or any other Indemnified Party in connection with such claim.
18.5    Each of the Landlord Indemnified Parties shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims as to which the Landlord Indemnified Parties are entitled to indemnify under this Section 18, and to have its reasonable attorneys’ fees in connection therewith paid by Tenant. Each of the Landlord Indemnified Parties shall have the right upon thirty (30) days’ prior written notice to Tenant, to settle or compromise in good faith any such Hazardous Materials Claims against them. In case any such claim shall be made against any of the Landlord Indemnified Parties, Tenant agrees that such Landlord Indemnified Parties may employ independent counsel of the Landlord Indemnified Parties’ own selection to appear and defend the Landlord Indemnified Parties. All of the reasonable documented costs and expenses of such defense shall be paid by Tenant.
19.    Landlord’s Access to Premises
19.1    Landlord and its designees, with reasonable notice (of not less than 24 hours), shall have the right to enter the Premises at all reasonable hours, and in emergencies at all times, to inspect the Premises, to make repairs, additions, or alterations to the Premises or the Building required or permitted to be performed under this Lease, provided Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use of the Premises during Tenant’s normal business hours within the Premises. At Tenant’s option, all such entry shall be subject to the requirement that Landlord be accompanied by a Tenant representative.
19.2    For a period commencing one hundred eighty (180) days’ prior to the end of the Lease Term, Landlord and its designees, with reasonable notice (of not less than 24 hours), shall have reasonable access to the Premises, upon prior notice, for the purpose of showing the Premises to prospective lessees.
20.    Indemnity
20.1    Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s trustees, general partners and limited partners, shareholders, directors, officers and employees, and agents of Landlord’s trustees, general partners, limited partners and shareholders (individually a “Landlord Indemnified Party” and collectively, the “Landlord Indemnified Parties”) against and from any and all claims arising from: (A) Tenant’s use of the Premises for the conduct of Tenant’s business; or (B) any activity, work, or other thing done or permitted by Tenant on the Premises, except as may be caused by or be the result of Landlord or any Landlord Indemnified Party’s gross negligence or willful misconduct or as expressly otherwise set forth in this Lease. Tenant shall further defend, indemnify, and hold harmless the Landlord Indemnified Parties against and from any and all claims arising from any and all Defaults committed by Tenant under the terms of this Lease, or arising from any act or omission (including, but not limited to negligent acts or omissions)

of Tenant, or of any officer, agent, employee, guest, or invitee of Tenant. Except as expressly otherwise set forth in this Lease, Tenant shall also defend, indemnify, and hold harmless the Indemnified Parties against and from any and all claims brought by Tenant’s employees, contractors, agents, or business invitees (including customers) arising from any act (including but not limited to negligent and intentional torts and criminal acts) committed by any third party (other than an Indemnified Party or any agent or other person acting on behalf of any Indemnified Party) in the Premises. The indemnity provided by this Section 20.1 shall include indemnification, from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Landlord Indemnified Parties by reason of any such claim, Tenant, upon notice from any of the Landlord Indemnified Parties, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to the Landlord Indemnified Parties. Tenant as a material part of the consideration to Landlord, except as otherwise expressly set forth in this Lease, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than Landlord’s breach of this Lease or the negligence or willful misconduct of any Landlord Indemnified Party (but only to the extent attributable to Landlord’s breach of this Lease or the negligence or willful misconduct of Landlord or any Landlord Indemnified Party), and Tenant hereby waives all such claims against the Landlord Indemnified Parties.
20.2    Landlord shall defend, indemnify, and hold harmless Tenant, Tenant’s members, trustees, general partners and limited partners, shareholders, directors, officers, employees, and the members, trustees, general partners and limited partners, shareholders, directors, officers, employees, and agents of Tenant’s trustees, general partners, limited partners and shareholders (“Tenant Indemnified Parties”) against and from (i) Landlord's gross negligence or willful misconduct, (ii) Landlord's breach of this Lease, and (iii) any and all claims made by third parties arising from the act or omission of Landlord, or Landlord’s contractors, subcontractors, trustees, general partners and limited partners, shareholders, directors, officers, employees, and the contractors, subcontractors, trustees, general partners and limited partners, shareholders, directors, officers, employees, and agents of Landlord’s trustees, general partners, limited partners and shareholders, including any default by Landlord under this Lease, provided that in no event shall Landlord be liable for consequential damages or lost profits. The indemnity provided by this Section 20.2 shall include indemnification, from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Tenant Indemnified Parties by reason of any such claim, Landlord, upon notice from the relevant Tenant Indemnified Parties, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.
20.3    Landlord, Landlord’s agents and the other Landlord Indemnified Parties shall not be liable for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain that may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface, or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees and only to the extent actually caused by the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees. Landlord,

Landlord’s agents and the other Landlord Indemnified Parties shall not be liable for interference with the light or other incorporeal hereditament, loss of business by Tenant, or any latent defect in the Premises, unless caused by the negligence or willful misconduct of Landlord, Landlord’s contractors, subcontractors, agents, servants, or employees. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.
21.    Abandonment. Tenant shall not abandon the Premises at any time during the Lease Term. If Tenant abandons the Premises, or is dispossessed by process of Law, or otherwise, Tenant shall promptly remove from the Premises all of Tenant’s personal property, unless Tenant is paying and is current on all rental obligations. “Abandonment” shall mean Tenant vacating the Premises for a period of more than thirty (30) days while also in violation of any provision specified in Section 24.1 hereof.
22.    Conveyance by Landlord. If during the Lease Term, Landlord sells or otherwise transfers its interest in the Building and/or Premises, from and after the effective date of the sale, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease accruing or arising after the date of such transfer. Upon any conveyance of title to the Building and/or Premises, the grantee or transferee shall be deemed to have assumed Landlord’s obligations to be performed under this Lease from and after the date of such conveyance. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord’s interest in the Building and/or Premises, and upon such transfer, Landlord shall be released from any further responsibility or liability for such security and Tenant shall attorn to any such grantee or transferee as the new Landlord; provided, however, that Landlord shall provide Tenant with written notice of such transfer.
23.    Condemnation
23.1    If title to all of the Premises is taken for any public or quasi-public use by right of eminent domain or by private purchase in lieu of eminent domain, or if title to a portion of the Premises is taken, and a reasonable amount of reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the use for which the Premises are leased, in either such event, upon written notice given within thirty (30) days after the date that possession of the Premises or a part thereof is taken, Landlord or Tenant may terminate this Lease. If any part of the Premises shall be so taken and the remaining part of the Premises (after reconstruction of the then existing Building in which the Premises are located) is reasonably suitable for Tenant’s continued occupancy for the use for which the Premises are leased, this Lease, as to the part so taken, shall terminate as of the date that possession of such part is taken, and the Rent shall be reduced by an amount that bears the same ratio to the Rent provided in this Lease prior to such taking as the value of the portion of the Premises taken bears to the total value of the Premises immediately before the date of taking. If the Premises would not be reasonably suitable for Tenant’s use after the condemnation but can be reconstructed to be reasonably suitable for Tenant’s continued use, Landlord, at Landlord’s option, may at its own cost and expense make all necessary repairs or alterations to the Building in which the Premises are located, in which case this Lease shall continue, and otherwise this Lease shall terminate. There shall be no abatement of Rent during such restoration except to the extent otherwise provided in this Section 23.
23.2    Tenant shall not be entitled to share in any portion of the award, and Tenant hereby expressly waives any right or claim to any part thereof. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to Landlord, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or the fee. Tenant shall, however, have the right to claim and recover, only from the condemning authority and not from Landlord, any amount necessary to reimburse Tenant for the cost of removing stock and fixtures, cost of relocation, and Tenant’s goodwill; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the condemning authority for an amount separately designated for the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property or other improvements paid for by Tenant.
24.    Default; Remedies
24.1    Events of Defaults. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, a “Default”):
24.1.1    any failure by Tenant to pay Rent or any other monetary sums required to be paid within five (5) business days after Tenant's receipt of written notice of delinquency;
24.1.2    a failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice by Landlord to Tenant, unless such failure reasonably requires more than thirty (30) days to cure, then Tenant shall only be required to show documented proof that Tenant has undertaken commercially reasonable efforts to remedy within the thirty (30) day period, but in any event shall cure such failures within ninety (90) days;
24.1.3    the making by Tenant of any general assignment or general arrangement for the benefit of creditors;
24.1.4    the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any Law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days;
24.1.5    the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or
24.1.6    the attachment execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

24.2    Remedies. In the event of a Default by Tenant beyond any applicable notice and cure periods, Landlord may, at any time thereafter without limiting Landlord in the exercise of any right or remedy at Law or in equity which Landlord may have by reason of such Default:
24.2.1    Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due pursuant to California Civil Code section 1951.4 or any similar, successor or related provision of Law, without terminating Tenant’s right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate this Lease, Landlord shall have the right to attempt to re-let the Premises at such Rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate this Lease, including removal of all such persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time during the Lease Term may elect to terminate this Lease by virtue of such previous default of Tenant
24.2.2    Terminate Tenant’s right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including, without limitation thereto, the following: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease which in the ordinary course of events would be likely to result therefrom; plus (e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law. Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations, or modification to the Premises which Landlord in its sole discretion deems reasonable and necessary. As used in (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum from the date of Default. As used in (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term “rent,” as used in this sub-section 24.2.2, shall be deemed to be and to mean the Monthly Base Rent to be paid pursuant to this Lease and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease. All such amounts, other than Monthly Base Rent, as may become due in the future shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period prior to Default, except that if it becomes necessary to compute such Rent before such twelve (12) month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.

24.2.3    Landlord, at any time after Tenant commits a Default, and fails to cure within the appropriate notice and cure periods set forth herein, can cure such Default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due within fifteen (15) days of written request therefor from Landlord and shall bear interest at the maximum rate an individual is permitted to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be Rent.
24.2.4    Rent not paid when due shall bear interest at the rate of ten percent (10%) per annum, plus a late charge as provided in this Lease.
24.2.5    Tenant acknowledges that late payment of Rent will cause Landlord to incur costs not contemplated by this Lease. Therefore, if any installment of Rent is not received by Landlord no later than five (5) days after the date when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue Rent as a late charge, which shall begin accruing the day after the date when due, provided that, as a one-time exception, the first such failure during the Lease Term shall not be subject to such late charge or payments of interest on delinquent sums if Tenant pays the amount due within five (5) business days after Tenant’s receipt of written notice from Landlord that Tenant has failed to pay any Rent payment by the due date. Acceptance of any late charge shall not constitute a waiver of Tenant’s Default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.
24.3    Landlord Defaults. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion within a reasonable period of time (a “Landlord Default”). Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of the Landlord's interest in the building, rents and proceeds thereof including insurance proceeds, or the proceeds of the sale or disposition of Landlord’s interest in the Building (whether by Landlord or by execution of judgment).
25.    Subordination and Estoppel Certificates
25.1    This Lease shall be subordinate to any and all encumbrances now of record or recorded after the date of this Lease affecting the Premises, the Building, Common Area, other improvements, and land on which they are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, replacements, and extensions. Tenant shall from time to time on request from Landlord execute, acknowledge, and deliver any documents or instruments that may be required by a lender, or otherwise convenient, to effectuate or acknowledge any subordination. In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any mortgage, deed of trust, or other encumbrance covering the Premises, Tenant shall attorn to the purchaser as landlord, subject to and in accordance with the provisions of the Subordination, Non-Disturbance and Attornment Agreement as provided in Attachment C, attached hereto. If Tenant fails to execute, acknowledge, and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute, acknowledge, and deliver any such documents and instruments.
25.2    Landlord’s interest in this Lease, the Premises, and the Building shall not be subordinant to any encumbrances resulting from any act of Tenant, and nothing in this Lease shall be construed to require such subordination by Landlord. Tenant is not authorized to place or allow to be placed any lien, mortgage, deed of trust, or encumbrance of any kind upon all or any part of the Premises and/or the Building or Tenant’s leasehold interest in the Premises, and any such purported transaction shall be void. Furthermore, any such purported transaction shall be deemed a tortious interference with Landlord’s relationship with Tenant and Landlord’s fee ownership of the Premises and/or the Building.
25.3    Tenant shall, at any time and from time to time, without cost or charge to Landlord, upon not less than ten (10) business days’ prior written request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modification) and, if so, the dates to which the fixed Rent and any other charges have been paid in advance, and stating the Commencement Date, number of options to extend the Term and such other statements of fact pertinent to the terms and conditions of this Lease as Landlord may reasonably request, it being intended that any such statement delivered pursuant to this Section 25.3 may be relied upon by any prospective purchaser, encumbrancer, mortgagee, or lender (including assignees) of the Premises. The form of Estoppel Certificate is provided in Attachment B, attached hereto. Landlord shall, at any time and from time to time, without cost or charge to Tenant, upon not less than ten (10) business days’ prior written request by Tenant, execute, acknowledge, and deliver to Tenant a similar statement.
26.    Holding Over and Surrender
26.1    If Tenant should remain in possession of the Premises after the expiration of the Lease Term or without executing a new lease, such holding over shall be construed as a tenancy from month to month subject to all the conditions provision and obligations of this Lease that is consistent with a month-to-month tenancy. If such holding over is with the written approval of Landlord, the Monthly Base Rent shall be at the rate agreed upon by the parties at that time. If such holding over is without Landlord’s approval, the Monthly Base Rent shall be one hundred fifty percent (150%) of the Monthly Base Rent in effect for the last month of the Lease Term prior to the beginning of such holding over.
26.2    On the last day or sooner termination of the Lease Term, Tenant shall surrender the Premises, broom-clean, in good condition and repair (reasonable wear and tear excepted and damage due to casualty for which Landlord is responsible or condemnation excepted) together with all alterations, additions, and improvements that have been made in, to, or on the Premises, except movable furniture or trade fixtures and portable improvements put in at Tenant’s expense. If Tenant fails to remove any of its property from the Premises at the end of the Lease Term, all property not removed shall be deemed abandoned by Tenant. If the Premises are not surrendered at the end of the Lease Term, Tenant shall be liable for, and shall indemnify Landlord against, all loss or liability arising or resulting from delay by Tenant in surrendering the Premises, including but not limited to (i) any Rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises;.
27.    Commissions. Both Landlord and Tenant acknowledge that Newmark Cornish & Carey is acting as broker for both Tenant and Landlord. Landlord shall pay brokerage commissions pursuant to separate written agreement. Fifty percent (50%) of the commission shall be due and payable upon the full execution and delivery of this Lease, and fifty percent (50%) shall be due and payable on the Commencement Date. Aside from the parties named herein, neither party has had any contact or dealing regarding this Lease, or any communication in connection with this Lease, who can claim a commission or finder’s fee as a procuring cause of obtaining this Lease. If any other broker or finder perfects a claim for a commission or finder’s fee based on any contract, dealing or communication with Tenant, Tenant agrees to hold Landlord harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or other party acting or purporting to act on behalf of Tenant with respect to this Lease or the negotiations of this Lease. If any other broker or finder perfects a claim for a commission or finder’s fee based on any contract, dealing or communication with Landlord, Landlord agrees to hold Tenant harmless from any cost, expense, or liability for any compensation, commission, or charges claimed by any realtor, broker, or other party acting or purporting to act on behalf of Landlord with respect to this Lease or the negotiations of this Lease. The terms of this Section 27 shall survive the expiration or earlier termination of this Lease.
28.    Notices. All notices and demands under this Lease by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if personally delivered, sent by electronic mail, or mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier and addressed as stated in the Special Lease Terms or such other address noticed by the applicable party under this Section. Such notices and demands shall be deemed to be duly served, given or delivered, (a) when personally delivered (provided that if the date of delivery or transmission is a weekend or holiday, the notice will be deemed given on the next-succeeding business day), or (b) three (3) business days after deposit in the U.S. Mail, first-class postage prepaid, return receipt requested, or (c) one (1) business day after deposit for overnight delivery with a nationally recognized courier. Either party may designate a different address by written notice. Email notice shall qualify for notice for any notice other than notices which establish time periods for a Landlord or Tenant default under this lease. To qualify as a notice triggering the time periods required to establish a Default by Tenant under Article 24, any notice, request, demand, direction or other communication sent by electronic mail must be confirmed within forty eight (48) hours by letter mailed or delivered in accordance with one of the other foregoing methods of delivering notice. By way of example any notice pertinent to a consent or occurrence at the Building may be sent by email.
29.    No Third Party Beneficiaries. The parties to this Lease are Landlord and Tenant, and no other person or entity, whether a partner, shareholder, officer, director, employee, contractor,

agent, subtenant, or business invitee of Tenant or otherwise, shall have any rights or be entitled to any benefits under this Lease.
30.    Force Majeure. Any prevention, delay, or stoppage due to strikes, lockouts, acts of God, enemy, terrorist, or hostile governmental action, civil commotion, fire, or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Tenant pursuant to this Lease, and any failures to perform by Landlord which can be cured solely by the payment of money.
31.    No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not result in a merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.
32.    Signage. Landlord shall include Tenant’s name, at Landlord’s cost, on the building directory sign in the lobby. Tenant shall be allowed to install, at Tenant’s cost, signage at the reception area/elevator vestibule on floors it occupies, subject to Landlord’s review and approval of location, size and design.
33.    Prohibited Persons and Transactions. Landlord and Tenant each represents and warrants that neither it nor any of its affiliates, nor any of their respective partners, members, shareholders, or other equity owners, and none of their respective employees, officers, directors, representatives, or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (OFAC) of the Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or otherwise transfer this Lease to, contract with, or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
34.    General
34.1    Governing Law. This Lease shall be construed and governed in all respects by the Laws of the State of California.
34.2    Amendment. This Lease and any term of this Lease may be amended, discharged, or terminated only by a written instrument signed by the party against whom enforcement of such amendment, discharge, or termination is sought.
34.3    Execution of Documents. Each party agrees to execute, with acknowledgment or certification as necessary, all instruments and agreements that are reasonably necessary or convenient in fulfilling the purposes of this Lease, including as specifically provided herein in connection with Tenant's construction within the Premises.

34.4    Binding on Successors and Assigns. This Lease shall be binding on each party and the party’s heirs, successors, assigns, executors, and administrators.
34.5    Integration. This Lease, any attached exhibits, and the documents expressly described or referred to in this Lease constitute all of the understandings and agreements existing between the parties concerning the subject of this Lease and the rights and obligations created under it. Neither party has made or relied upon any agreement, warranty, representation, promise, or statement, whether oral or written, not expressly included in this Lease.
34.6    Waivers, Delays, and Omissions. One or more waivers, consents, or approvals by any party of any covenant, condition, or act or any breach under this Lease shall not be construed as a waiver, consent, or approval of any subsequent condition, covenant, act, or breach or as a consent or approval to the same or any other covenant or condition. The acceptance by Landlord of any Rent shall not be deemed a waiver of or acquiescence to any breach other than the payment of that Rent amount itself, notwithstanding that the acceptance of the Rent occurs at a time after the breach and that Landlord is aware of the breach at the time of the Rent acceptance. A waiver by any party of any breach, and any consent or approval by any party, shall only be accomplished by a written document identifying the item being waived or approved. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of the other party under this Lease shall impair any such right, power, or remedy of the party not in breach or default.
34.7    Form and Gender. Whenever the singular number or plural number is used, when required by the context, each shall include the other; and the masculine, feminine, and neuter genders shall include the others. The word “person” shall include corporation, firm, or association. If there is more than one Tenant, or more than one Landlord, the respective obligations imposed under this Lease upon such parties shall be joint and several.
34.8    References. References in this Lease to sections, paragraphs, subparagraphs, and exhibits are references to sections, paragraphs, and subparagraphs in this Lease and exhibits attached to this Lease unless specified otherwise.
34.9    Section Headings. Section headings are for the convenience of the parties and do not form a part of this Lease.
34.10    Construction. The parties agree that this Lease is a negotiated agreement, with each party free to review and negotiate each section of this Lease and otherwise clarify all sections of this Lease that appear to the party (at the time of signing) to be ambiguous or unclear, and that both parties are, therefore, deemed to be the drafting parties, and that, therefore, the rules of construction to the effect that any ambiguities are to be resolved against the drafting party or parties shall not be employed in the interpretation of this Lease.
34.11    Unenforceable Provisions. If all or part of any one or more of the provisions contained in this Lease is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provisions, and this Lease shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision.

34.12    Attorneys’ Fees. It is expressly agreed that if this Lease is referred to an attorney to collect any amount due under this Lease, or to enforce or protect any rights conferred upon Landlord by this Lease, Tenant promises and agrees to pay, within fifteen (15) days after written request therefor, all documented costs, including without limitation, reasonable attorney’s fees, incurred by Landlord in the enforcement of Landlord’s rights and remedies under this Lease. In the event an action is brought to enforce or interpret the provisions of this Lease, the prevailing party in such action shall be entitled to an award of its attorneys’ fees and costs incurred in such action, including any fees and costs incurred in any appeal and in any collection effort.
34.13    Time. Time is of the essence of each and every provision of this Lease. Each party specifically acknowledges that such party’s failure to timely perform each and every one of its obligations under this Lease could cause serious damages to the other party.
34.14    Warranty of Authority. The parties hereto each warrant that the person executing this Lease on behalf of such entity has the authority to execute this Lease on behalf of such entity or other person.
34.15    Counterparts. This Lease and all amendments and supplements to it may be executed in counterparts, and all counterparts together shall be construed as one document.
34.16    Approvals. Whenever this Lease requires an approval, consent, determination or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.
34.17    Quiet Enjoyment.
34.17.1     Provided Tenant has not committed a default which has not been cured within the applicable notice and cure periods hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term and any extension thereof, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.
34.17.2     Notwithstanding anything to the contrary specified in Section 34.17.2, Tenant expressly acknowledges that the Warfield Theater within the Building (the “Theater”) has frequent events that include loud music and large crowds of people (each an “Event”). While such Events typically occur in the evenings, the stage set-up, sound checks, and break-down activities for such Events occur throughout the day and night. Tenant acknowledges and agrees that the sound checks and performances (together the “Noise Factors”) relating to such Events shall not, in and of themselves, constitute a violation of Tenant’s quiet enjoyment of the Premises or give rise to a claim that Tenant has been constructively evicted therefrom.
35.16.3 Tenant shall have the right to engage an acoustical engineer within 10 days of Lease execution to perform sound attenuation tests in the Premises during a concert or sound check in order to evaluate the Noise Factors and the suitability of the space for its intended use. Landlord shall reimburse Tenant up to $500 for such tests. If the results of the test indicate that decibel levels from the concert exceed 50 dB within the Premises for more than 20% of the test period, then Landlord will evaluate mitigating acoustical measures to bring the Noise Factors below that level. If no mitigating measures are found to be economically feasible, in Landlord’s sole determination, then this Lease shall be terminated and Landlord shall return any moneys paid by Tenant to Landlord.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the Effective Date.

“Landlord”:
Marlin Cove, Inc., a California corporation, and
SF Prosperity 1, LLC, a California limited liability company, as tenants-in-common

By: Ou Interests, Inc., a California corporation,
   dba Group I, a California corporation, Manager

   By: /s/ Joy Ou
   Name:   Joy Ou
   Its:   President
   Execution Date: 6/22/18

“Tenant”:	Zendesk, Inc., a Delaware corporation By: /s/ Hasani Caraway Name: Hasani Caraway Its: General Counsel and Secretary Execution Date: June 20, 2018

EXHIBIT A

9' - 1"
12' - 8"
14' - 1"
4' - 5"
8' - 7"
17' - 8"
12' - 9"
26' - 10"
OFFICE
701
48' - 4"
15' - 1"
13' - 5"
5' - 2"
DN
UP
LOBBY
700
4' - 2"
5' - 2"
6' - 9"
ESU
ELEC
702
25' - 11"
11' - 8"
TELE / DATA
703
13' - 9"
10' - 9"
19' - 0"
10' - 1"
20' - 9"
4' - 0"
16' - 2"
8' - 6"
STAIRS
704
OFFICE
701
4' - 8"
10' - 11"
36' - 7"

7TH FLOOR PLAN W/ DIMS

THE WARFIELD, 988 MARKET STREET, SAN FRANCISCO, CA

Scale: 3/32" = 1'-0"

07/01/14

GROUP

Premises

EXHIBIT B
DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before Tenant enters into the Lease with Landlord, for the following property: 982-988 Market Street, San Francisco, California (the “Property”), please be aware of the following important information about the Lease:
Tenant May Be Held Liable for Disability Access Violations on the Property. Even though Tenant is not the owner of the Property, Tenant, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. Tenant may wish to consult with an attorney prior to entering this Lease to make sure that Tenant understands its obligations under Federal and State disability access laws. Landlord must provide Tenant with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in Tenant’s requested language (e.g., English, Spanish, Chinese). For more information about disability access laws applicable to small businesses, Tenant may wish to visit the website of the San Francisco Office of Small Business or call 415 554-6134.
The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the Lease must include a provision in which Tenant and Landlord agree upon each of their respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. [See Section 6 of the Lease.] The Lease must also require Tenant and Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. [See Section 6 of the Lease.] Tenant may wish to review those provisions with Tenant’s attorney prior to entering this Lease to make sure that Tenant understands its obligations under the Lease.
[Signature Page Follows]

By signing below Tenant confirms that it has read and understood this Disability Access Obligations Notice.

“Landlord”:
Marlin Cove, Inc., a California corporation, and
SF Prosperity 1, LLC, a California limited liability company, as tenants-in-common

By: Ou Interests, Inc., a California corporation,
   dba Group I, a California corporation, Manager

   By: /s/ Joy Ou
   Name:   Joy Ou
   Its:   President
   Execution Date:  6/22/18

“Tenant”:	Zendesk, Inc., a Delaware corporation By: /s/ Hasani Caraway Name: Hasani Caraway Its: General Counsel and Secretary Execution Date: June 20, 2018

EXHIBIT C
RULES AND REGULATIONS

1.    The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or its employees, guests, customers or invitees or used by any of them for any purpose other than for ingress to or egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and its employees, guests, customers and invitees shall not go upon the roof of the Building, except in areas that Landlord may designate from time to time. Tenant shall not penetrate the roof of the Building. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No curtains, draperies, blinds, shutters, shades, screens, sunscreens or other coverings, hangings or decorations shall be attached to, hung or placed in or used in connection with any window of the Building other than the windows of the Premises without the prior written consent of Landlord. Except with the prior consent of Landlord or as permitted in the Lease, no awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant.

2.    The Premises shall not be used for lodging or sleeping, for washing clothes or for any improper or objectionable purposes.

3.    All janitorial work for the Premises shall be contracted and paid for by Tenant. Any person or persons employed by Tenant to do janitorial work shall be subject to prior approval by Landlord and subject to and under the reasonable control and direction of Landlord's representative while in the Building and outside the Premises.

4.    Tenant's obligations under the Lease to maintain the Premises shall include, without limitation and at Tenant's cost and expense, maintenance and cleaning of all exterior plate glass, stone and other exterior surfaces of the Premises, to preserve them in good order, condition and appearance, subject to such cleaning and maintenance guidelines, if any, as provided to Tenant by Landlord.

5.    The toilet rooms, toilets, urinals, wash bowls and other plumbing facilities and apparatus shall not be used for any purpose other than that for which they were constructed, no grease or other foreign substance of any kind whatsoever shall be deposited therein, and the expense of any breakage, stoppage or damage resulting to such facilities (whether on or off the Premises) from violation of this rule by Tenant or its employees or invitees shall be paid for by Tenant.

6.     The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Landlord's authorized representative or as provided in the Lease.

Employees of Landlord and Landlord's authorized representative shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

7.     Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys to doors in the Building and the Premises.

8.     Tenant shall close and securely lock all doors and windows of the Premises and shut off all water faucets, water apparatus and utilities at such time as Tenant's employees leave the Premises so as to prevent waste or damage for any failure or carelessness in this regard, and Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord to the extent resulting from such failure or carelessness.

9.    Tenant shall not use or keep or suffer to be used or kept in the Premises or the Building any kerosene, gasoline or flammable or combustible fluids or materials other than a normal supply of chemicals for office machines and for cleaning. Tenant shall install and maintain within the Premises, at Tenant's cost and expense, visibly marked, properly operational fire extinguishers next to all duplicating or photocopy machines, and any other heat producing equipment.

10.    No boring or cutting for telephone, telegraph or electric wires, or for any pipes, plumbing, ventilation or for any other similar intrusions will be allowed without the consent of Landlord, and such intrusions permitted shall be introduced at the place and in the manner approved by Landlord. The location of telephones, call boxes and all other equipment affixed to the Premises shall be subject to the approval of Landlord, which shall not be unreasonably withheld.

11.     Except with the prior consent of Landlord or as permitted in the Lease, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in the Lease. Tenant shall not display or sell merchandise, or allow carts, portable signs, devices or any other objects to be stored or to remain, outside the defined exterior walls, roof and permanent doorways of the Premises or the Building without the prior consent of Landlord.

12.     Tenant shall not permit the use or operation of any vending machines (except by employees of Tenant), video or mechanical games on the Premises.

13.    Except with the prior written consent of Landlord or as expressly permitted in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. As used herein, the term "sign" shall include window graphics, advertising placards, names, insignia, descriptive materials and any similar items.

14.     Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. No advertising method shall be utilized by Tenant in the Premises which can be heard or perceived outside the Premises, including without limitation flashing lights, searchlights, loudspeakers, phonographs, radios or television equipment.

15.     Canvassing, soliciting, peddling or distribution of handbills or any other written material on the Real Property is prohibited, and Tenant shall cooperate to prevent such acts.

16.     Tenant and its employees and invitees shall not use in any space in the Common Areas any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant or its employees or invitees into the Building or kept in or about the Premises.

17.     All loading, unloading and delivery of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as Landlord shall designate or as provided in the Lease. While loading and unloading, Tenant and its employees and invitees shall not obstruct or permit the obstruction of the entryways to the Building or any tenant's space therein. Tenant expressly assumes (i) all risk of damage to any and all articles so loaded, unloaded or delivered, and (ii) all risk of injury incidental to any such loading, unloading or delivery, whether or not such injured person is engaged in such activity, and Tenant shall repair at its cost and expense any damage to the Building resulting from such activities.

18.     Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building by Tenant. Heavy objects shall, if reasonably considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage to the Building by moving or maintaining Tenant's property shall be repaired at the cost and expense of Tenant.

19.     Tenant shall store all trash and garbage within the Premises until removal and shall not transport trash or garbage through any portion of the Building Common Area. All trash placed on any portion of the Real Property for pick-up shall be placed in locations and containers approved by Landlord. No material shall be placed in trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways provided for such purpose and at such times as Landlord shall designate.

20.    Landlord may reasonably direct the use of all pest extermination and scavenger contractors for the Premises at such reasonable intervals as Landlord may require, at Tenant's cost and expense not more than once per month.

21.    No birds, fish or animals of any kind shall be brought into or kept in, on or about the Premises, except seeing eye dogs required for individuals with visual impairments, hearing ear dogs required for individuals with hearing impairments or other service dogs required for individuals with other disabilities.

22.    Tenant shall not (i) use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, (ii) permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord and other tenants of the Building by reason of noise, odors, fumes, smoke, vapors or unusual lights, including without limitation spotlights and/or vibrations, or (iii) interfere in any way with other tenants in the Building.

23.     (Intentionally Deleted).

24.     Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (i) the name as selected by Landlord (as it may be changed from time to time), or (ii) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

25.     Landlord may waive any one (1) or more of these rules and regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these rules and regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any rule or regulation against any or all of the tenants of the Building.

26.     These rules and regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the remaining provisions of the Lease.

27.     Landlord reserves the right to modify or rescind any of these rules and regulations and to make future rules and regulations as in its reasonable judgment may from time to time be necessary or desirable for the safety, care or cleanliness of the Building, or for the preservation of good order therein. Such rules and regulations, when made and written notice thereof is given to Tenant, shall be binding as if originally included in this Exhibit C.

* * * * * *

ATTACHMENT A
Exclusions from term “operating expenses”
34.17.2.1    costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Building after the Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;
34.17.2.2    depreciation, interest and principal and other payments on mortgages and other debt costs, if any, penalties and interest, expense reserves, costs of capital repairs and alterations, and costs of capital improvements and equipment, but not excluding depreciation expenses for the amortization of the cost of capital improvements for reducing operating expenses (but only to the extent of actual reductions occasioned thereby) or causing the Building to comply with applicable legal requirements enacted after the Commencement Date;
34.17.2.3    costs for which Landlord is reimbursed (or entitled to reimbursement) by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;
34.17.2.4    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
34.17.2.5    the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building
34.17.2.6    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;
34.17.2.7    any costs expressly excluded from operating expenses elsewhere in this Lease;
34.17.2.8    costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;
34.17.2.9    costs incurred relating to the presence of Hazardous Material (as defined in the Lease), except to the extent released or emitted by Tenant;

34.17.2.10    costs arising from Landlord’s charitable or political contributions;
34.17.2.11    advertising and promotional expenditures (whether for existing tenants or in order to attract new tenants), and costs of acquisition and maintenance of signs in or on the Building to identify the owner of the Building or other tenants;
34.17.2.12    marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with the Lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;
34.17.2.13    costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ improvements made for tenants in the Building incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants Building;
34.17.2.14    expenses in connection with services or other benefits for which Tenant is charged directly;
34.17.2.15    costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;
34.17.2.16    costs for services normally provided by a property manager where operating expenses already include a management fee to such property manager;
34.17.2.17    costs arising from latent defects of any tenant improvements, or repair thereof;
34.17.2.18    costs (including in connection therewith all attorneys’ fees and costs of settlements, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Building;
34.17.2.19    the cost of making any repairs, replacements or modifications to the Building that are required by any federal, state, and local laws, ordinances, rules and regulations, court orders, governmental directives, governmental orders and interpretations of the foregoing (“Applicable Laws”) in effect as of, and as interpreted and enforced by governmental authority having jurisdiction or responsibility for such law as of, the Effective Date, including without limitation the ADA and any similar state or local law;
34.17.2.20    expenses in connection with services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of the Building or furnished to any tenant of the Building to a materially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant;

34.17.2.21    expenses solely allocable to the ground floor leased space in the Building and not the office spaces in the Building;
34.17.2.22    rental or other similar charges under any ground or underlying lease;
34.17.2.23    amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;
34.17.2.24    costs associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation of the Building, including without limitation costs of any disputes between Landlord and its employees or disputes of Landlord with third-party building management; and
34.17.2.25    costs due to casualty or condemnation, including insurance deductibles and coinsurance payments
34.17.2.26    legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building;
34.17.2.27    costs of advertising and public relations, promotional costs, brokers’ commissions and attorneys’ fees and other costs associated with the leasing of space in the Building;
34.17.2.28    direct costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building (but not including any increases in property taxes or similar taxes or increases in insurance coverages or carriers to the extent otherwise subject to reimbursement hereunder);
34.17.2.29    all costs relating to activities for the marketing, solicitation and execution or renewal of leases of space, including, without limitation, tenant allowances, the cost of constructing leasehold improvements and other monetary concessions granted to tenants;
34.17.2.30    costs associated with the sale or refinancing of the Building, including, without limitation, advertising, marketing, consulting or brokerage commissions;
34.17.2.31    costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Building;

34.17.2.32    the cost of repairs to the Building arising out of casualty or condemnation, and
34.17.2.33    the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this lease to be borne at Landlord’s expense and expressly provided to be excluded from Operating Expenses.
.

ATTACHMENT B
Form of Estoppel Certificate
ESTOPPEL CERTIFICATE
_____________________, 20__
_________________________
_________________________
_________________________
Re: 982-988 Market Street, San Francisco, CA
Gentlemen:
You and your successors, assigns, and designees (collectively, “Buyer”) are hereby advised that the undersigned is the tenant (“Tenant”) and present occupant of Floors_________, at 982-988 Market Street, San Francisco, California (the “Premises”). Tenant has been advised that you intend to [purchase / finance] the real property and improvements of which the Premises are a part (the “Property”). As an inducement to [Buyer’s purchase / Lender’s funding] of the Property, Tenant hereby certifies and warrants as follows:
1.    Tenant is leasing the Premises under the provisions of a lease agreement dated _____________________________________ from __________________________________ (“Landlord”), as amended by _____________________________________ (collectively the “Lease”). Attached hereto is a true, complete and correct copy of the Lease, which contains all of the understandings and agreements, whether oral or written, between Landlord and Tenant with respect to the Premises. The Lease has not been amended or modified, either verbally or in writing, except as attached hereto.
2.    The commencement date of the term of the Lease is _______________________, and Tenant’s obligation to pay rent has commenced. The expiration date of the Lease is _______________________________, and if the expiration date has already occurred, the Lease is now on a month-to-month basis. The Premises are deemed to contain ________ square feet of rentable area.
3.    (a)    The Lease provides for monthly base rent. Monthly base rent is currently payable in the amount of $_____________________, and such minimum monthly rent commenced to accrue on __________, _____;
(b)    The Lease provides for Tenant to pay a pro rata share of real property taxes. Additional charges presently payable under the terms of the Lease are: (if none, insert

“None”): ____________, and have been paid through ___________. Tenant is currently paying $_____________ per month for the foregoing expenses.
(c)    No rent has been paid by Tenant in advance under the Lease except for the monthly rent that became due for the current month, and rent and all other amounts payable by Tenant under the Lease are fully paid through _____________.
4.    The Lease contains no first right of refusal, option to purchase, option to extend, option to terminate, or exclusive business rights, except as follows:

        .
5.    Landlord is holding a security deposit of $______________________.
6.    Tenant has accepted possession of the Premises pursuant to the terms of the Lease, and the Lease is in full force and effect. Tenant has not sublet any portion of the Premises, and Tenant has not assigned its interest in the Lease. To Tenant's knowledge, Landlord has fulfilled all of its duties and obligations under the Lease, and neither Tenant nor Landlord is in default under the terms, covenants or obligations of the Lease. To Tenant's knowledge Tenant has no offsets, counterclaims or credits against rentals, nor does Tenant possess or assert any claims against Landlord for any failure of performance of any of the terms of the Lease. The improvements and space required to be furnished according to the Lease have been completed in all respects. Landlord has no obligation to construct, refurbish, install, rehabilitate or renovate any existing or additional improvements in the Premises or in the Property.
7.    Tenant has no knowledge of a prior assignment, hypothecation or pledge of rents under the Lease or of the Lease.
8.    There has not been filed by or against Tenant any petition in bankruptcy, voluntary or otherwise, or an assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any State, or any other action brought under such bankruptcy laws.
9.    Tenant acknowledges that all of Tenant’s covenants and representations contained in this Estoppel Certificate are made with the understanding that [Buyer / Lender] shall rely on them in connection with its purchase of the Property.
10.    Upon Buyer’s notice of closing its acquisition of the Property, Tenant shall make all rental and other payments and send all other notices under the Lease to Buyer at:

Attn:

or to such other entity or address as Landlord shall direct in writing.
As used in this Estoppel Certificate, a phrase such as "to Tenant’s knowledge" or words of similar import shall mean that the warranty or representation is given to the extent the subject matter is within the actual, not constructive or imputed, knowledge of Tenant as of the date hereof without any obligation on Tenant’s part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.
This document is only intended to be an Estoppel Certificate and is not intended to amend or revise the Lease in any way.
Tenant shall have no liability to any party relying on this Estoppel Certificate; the sole consequence of delivering this Estoppel Certificate is that Tenant shall be estopped from denying the accuracy of the statements contained herein and Tenant shall not assert or enforce any claim which is inconsistent with the statements contained herein.

Dated: _________________, ____

(Name of Tenant)

(Signature)

ATTACHMENT C
Form of Subordination, Non-Disturbance and Attornment Agreement

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the ___ day of ____________, 20__, by and among ______________________________, having its offices at ______________(“Lender”), _____________________, a ______________________, having an office at ______________________ (“Tenant”) and ________________-, having an office at ____________________ (“Landlord”).

WITNESSETH:

WHEREAS, Lender has agreed to make a loan (the “Loan”) to Landlord:

WHEREAS, the Loan will be evidenced by a promissory note (the “Note”) made by Landlord to order of Lender and will be secured by, among other things, a deed of trust and security agreement (the “Deed of Trust”) of even date herewith made by Landlord to Lender covering the land (the “Land”) described on Schedule A hereto and all improvements (the “Improvements”) now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the “Trust Property”); and

WHEREAS, by a lease dated as of [______________] (which lease, as the same may have been amended and supplemented, is hereinafter called the “Lease”), Landlord leased to Tenant approximately [__________] square feet of space located in the Improvements (the “Premises”); and

WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Deed of Trust.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency or which are hereby acknowledged, hereby agree as follows:

1.     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant’s right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Deed of Trust and the lien thereof, to all the terms, conditions and provisions of the Deed of Trust, to each and every advance made or hereafter made under the Deed of Trust, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Deed of Trust, so that at all times the Deed of Trust shall be and remain a lien on the Trust property prior and superior to the Lease for all purposes; provided, however, and Lender agrees, that so long as no default of Tenant has occurred under the Lease that remains uncured beyond applicable notice and cure periods; then, and in such event Tenant’s leasehold estate under the Lease shall not be terminated, Tenant’s possession of the Premises shall not be disturbed by Lender and Lender will accept the attornment of Tenant. Notwithstanding the foregoing, Lender shall not in any event have any liability for any default by Landlord under the Lease occurring prior to the date on which Lender shall have succeeded to the rights of Landlord under the Lease (including without limitation any liability under any warranty of construction), except for such continuing defaults as continue after Lender (or any other successor in interest) shall have taken possession of the Premises and by so continuing constitute a default of Lender (or any other successor in interest) as Landlord under this Lease at such time.

1.    Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord’s agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, by certified or registered mail, addressed to Lender at Lender’s address as given hereby or at the last address of Lender furnished to Tenant in writing, and (ii) until a period of not less than sixty (60) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Tenant shall also give a copy of any such notice hereunder to any successor to lender’s interest under the Deed of Trust, provided that lender or such successor notifies Tenant of the name and address of the party Tenant is to notify. Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s other obligations under the Lease. Unless Lender otherwise agrees in writing, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Lender’s exercise of any right or remedy under this Agreement. If Lender or any successor or assign become obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the premises or the Trust Property.

2.    Without limitation of any of the provisions of the Lease, in the event that, by reason of any default under the Deed of Trust on the part of Landlord, Lender or its successors or assigns shall succeed to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1, above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Lender or its successors or assigns and to recognize Lender or its successors or assigns as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender or its successors or assigns, Tenant shall execute and deliver to Lender or its successors or assigns an agreement of attornment satisfactory to Lender or such successor or assign.

3.    If Lender or its successors or assigns shall succeed to the interest of Landlord or any successor to Landlord, Lender or its successors or assigns shall recognize Tenant and its rights under this Lease and shall assume the obligations of Landlord thereunder, provided that, in no event shall Lender or its successor or assigns have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender or such successor or assign shall succeed to the rights of Landlord under the Lease other than continuing failures to perform the express obligations of the "Landlord" under the Lease after such date,

4.     nor any liability for claims, offsets or defenses which Tenant might have had against Landlord and in any event Lender and its successors or assigns shall have no personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender or its successors or assigns in the Land and the Improvements for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or its successors or assigns as Landlord under the Lease, and no other property or assets of Lender or its successors or assigns shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of Landlord and Tenant thereunder or Tenant’s use or occupancy of the Premises.

5.	Tenant agrees that no prepayment of rent or additional rent due under the
Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of the Lease, shall be binding upon or as against Lender, as holder of the Deed of Trust, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender. In addition, and notwithstanding anything to the contrary set forth in this Agreement, Tenant agrees that, except for the Tenant Improvement Allowance set forth in Section 9.3 of the Lease, Lender, as holder of the Deed of Trust, and as landlord under the Lease if it succeeds to that position, shall in no event have any liability for the performance or completion of any initial work or installations or for any loan or contribution or rent concession towards initial work, which are required to be made by Landlord (A) under the Lease or under any related Lease documents or (B) for any space which may hereafter become part of said Premises, and any such requirement shall be inoperative in the event Lender succeeds to the position of Landlord prior to the completion or performance thereof Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender’s prior written consent.

6.    Tenant shall cause Lender to be named as an additional insured in policies of insurance required to be carried by Tenant under Section 10.1 of the Lease.

7.	Landlord represents and warrants that the Lease was duly executed by
Landlord and all consents, resolutions or other approvals required for Landlord to execute the Lease were obtained. Tenant represents and warrants that the Lease was duly executed by Tenant and all consents, resolutions or other approvals required for Tenant to execute the Lease were obtained.

8.    Tenant further represents and warrants to Lender that as of the date hereof (i) Tenant is the owner and holder of Tenant’ interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect, (iv) the Premises have been completed,

(v) neither Tenant nor Landlord is in default under any of the terms, covenants or provisions of the Lease and Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by Tenant or Landlord under the Lease, (vi) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vii) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (viii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

9.    Tenant and Landlord shall provide a document similar to this to any Lender making a loan secured by property including the Premises the proceeds of which loan are used to repay the loan secured by the Deed of Trust in whole or part as may be agreed to by such lender and subject to such reasonable modifications as may be requested by such lender.

10.    In the event of foreclosure of the Deed of Trust (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale, or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender agrees on behalf of itself, its successors and assigns, and on behalf of any purchaser at such foreclosure ("Purchaser") that Tenant's interests under the Lease shall be recognized and Tenant shall not be disturbed in the quiet and peaceful possession of the Premises. Tenant acknowledges that Lender has a claim superior to Tenant's claim for insurance proceeds, if any, received with respect to the Improvements, the Land, or the Trust Property.

11.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

12.    All remedies which Lender may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

14.    The reasonable cost of attorneys’ fees and disbursements for any legal action or arbitration between or among the parties arising out of any dispute or litigation relating to enforcement of this Agreement shall be borne by the party(s) against whom a final decision is rendered.

15.    All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

Lender’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

Tenant’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

Landlord’s Address:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

With a copy to:

___________________________________________
___________________________________________
___________________________________________
___________________________________________
Attention:___________________________________

16.    This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of California.

17.    This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein “Lender” shall include any subsequent holder of the Deed of Trust and any purchaser at any foreclosure or trustee’s sale.

18.    Landlord, Tenant and Lender agree that unless Lender shall otherwise consent in writing, Landlord’s estate in and to the Trust Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Landlord or Tenant or any third party by purchase, assignment or otherwise.

19.    Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Trust Property and the Property pursuant to the Deed of Trust, and that Landlord has been granted the license to collect such rents provided no event of Default has occurred under, and as defined in, the Deed of Trust. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender upon receipt of written demand by Lender, and Landlord hereby consents thereto. The assignment of the Lease to Lender for purposes of security, or the collection of rents by Lender pursuant to such assignment only, shall not obligate Lender to perform Landlord’s obligations under the Lease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[LENDER]

By:____________________________________

Its:____________________________________

[LANDLORD]

By:____________________________________

Its:____________________________________

[TENANT]

By:____________________________________

Its:____________________________________

[Add Acknowledgments]

ATTACHMENT D
Declaration of Restrictions and Amendment to Condominium Plan